                                                                   Exhibit 10.13

                                   $45,000,000
                                CREDIT AGREEMENT


                           dated as of April 21, 1998

                                     among


                                ICT GROUP, INC.,

                           EUROTEL MARKETING LIMITED,

                           YARDLEY ENTERPRISES, INC.

                            HARVEST RESOURCES, INC.

                           ICT/CANADA MARKETING, INC.


                        THE LENDERS REFERRED TO HEREIN,


                               BANKBOSTON, N.A.,
                            as Administrative Agent


                                      and


                                  SUMMIT BANK,
                                  as Co-Agent

1.  DEFINITIONS AND RULES OF INTERPRETATION.  .......................................................1
         1.1.  Definitions.  ........................................................................1
         1.2.  Rules of Interpretation.  ............................................................17
2.  THE DOMESTIC REVOLVING CREDIT FACILITY.  ........................................................18
         2.1.  Commitment to Lend.  .................................................................18
         2.2.  [Intentionally Omitted]...............................................................18
         2.3.  Reduction of Total Domestic Commitment................................................19
         2.4.  The Revolving Credit Notes.  .........................................................19
         2.5.  Interest on Revolving Credit Loans.  .................................................19
         2.6.  Requests for Revolving Credit Loans...................................................20
         2.7.  Conversion Options.  .................................................................20
         2.8.  Funds for Revolving Credit Loans.  ...................................................21
         2.9.  Maturity of Revolving Credit Loans.  .................................................22
         2.10.  Optional Repayments of Revolving Credit Loans.  .....................................22
3.  UK CREDIT FACILITY...............................................................................23
         3.1.  Punt Loans.  .........................................................................23
         3.2.  Sterling Facility Loans.  ............................................................23
         3.3.  Interest on UK Loans.  ...............................................................24
         3.4.  Requests for Punt Loans.  ............................................................24
         3.5.  Requests for Sterling Loans.  ........................................................25
         3.6.  Evidence of UK Loans.  ...............................................................25
         3.7.  Maturity of UK Loans.  ...............................................................25
         3.8.  Reduction of UK Commitment............................................................25
         3.9.  European Monetary Union...............................................................26
4.  THE TERM LOANS...................................................................................27
         4.1.  Term Conversion.......................................................................27
         4.2.  Conditions to Conversion..............................................................27
         4.3.  The Term Notes........................................................................27
         4.4.  Mandatory Payments of Principal of Term Loans.........................................28
         4.5.  Optional Prepayment of Term Loans.....................................................28
         4.6.  Interest on the Term Loans.  .........................................................29
5.  GUARANTY.........................................................................................30
         5.1.  Guaranty..............................................................................30
         5.2.  Separate Obligation...................................................................31
         5.3.  Limitation of Guaranty................................................................31
         5.4.  Liability of Guarantor................................................................31
         5.5.  Consents of Guarantor.................................................................33
         5.6.  Guarantor's Waivers...................................................................34
         5.7.  Financial Condition of Borrowers......................................................34
         5.8.  Subrogation...........................................................................35
         5.9.  Subordination.........................................................................35
         5.10.  Continuing Guaranty..................................................................35
         5.11.  Reinstatement........................................................................35
         5.12.  Substantial Benefits.................................................................35
         5.13.  Knowing and Explicit Waivers.........................................................36
         5.14.  ICT/Canada Maximum Amount............................................................36

6.  CERTAIN GENERAL PROVISIONS.  ....................................................................37
         6.1.  Fees..................................................................................37
         6.2.  Payment Provisions....................................................................37
         6.3.  Computations.  .......................................................................39
         6.4.  Inability to Determine Eurocurrency Rate.  ...........................................40
         6.5.  Illegality.  .........................................................................40
         6.6.  Additional Costs, etc.  ..............................................................41
         6.7.  Capital Adequacy.  ...................................................................42
         6.8.  Certificate.  ........................................................................42
         6.9.  Indemnity.  ..........................................................................42
         6.10.  Interest After Default...............................................................43
         6.11.  Limit on Number of Separate Eurocurrency Rate Loans..................................43
         6.12.  Mandatory Repayments of Loans........................................................43
         6.13.  Subordination........................................................................44
7.  COLLATERAL SECURITY.  ...........................................................................46
8.  REPRESENTATIONS AND WARRANTIES...................................................................46
         8.1.  Corporate Authority.  ................................................................46
         8.2.  Governmental Approvals................................................................47
         8.3.  Title to Properties; Leases...........................................................47
         8.4.  Financial Statements and Projections.  ...............................................47
         8.5.  No Material Changes, etc.  ...........................................................48
         8.6.  Franchises, Patents, Copyrights, etc.  ...............................................48
         8.7.  Litigation.  .........................................................................49
         8.8.  No Materially Adverse Contracts, etc.  ...............................................49
         8.9.  Compliance with Other Instruments, Laws, etc.  .......................................49
         8.10.  Tax Status...........................................................................49
         8.11.  No Event of Default.  ...............................................................49
         8.12.  Holding Company and Investment Company Acts.  .......................................49
         8.13.  Absence of Financing Statements, etc.  ..............................................50
         8.14.  Perfection of Security Interest.  ...................................................50
         8.15.  Certain Transactions.  ..............................................................50
         8.16.  Employee Benefit Plans.  ............................................................50
         8.17.  Regulations U and X.  ...............................................................51
         8.18.  Environmental Compliance.  ..........................................................52
         8.19.  Subsidiaries, etc.  .................................................................52
         8.20.  No Withholding, Etc..................................................................52
         8.21.  Material Operations..................................................................52
         8.22.  No Filing, Recording Required........................................................52
9.  AFFIRMATIVE COVENANTS OF THE BORROWERS...........................................................52
         9.1.  Punctual Payment.  ...................................................................53
         9.2.  Maintenance of Offices.  .............................................................53
         9.3.  Records and Accounts.  ...............................................................53
         9.4.  Financial Statements, Certificates and Information....................................54
         9.5.  Notices.  ............................................................................55
         9.6.  Corporate Existence; Maintenance of Properties........................................56
         9.7.  Insurance.............................................................................56
         9.8.  Taxes.  ..............................................................................56
         9.9.  Inspection of Properties and Books, etc.  ............................................57
         9.10.  Compliance with Laws, Contracts, Licenses, and Permits.  ............................57
         9.11.  Employee Benefit Plans.  ............................................................58
         9.12.  Use of Proceeds.  ...................................................................58
         9.13.  Cash Operations......................................................................58
         9.14.  Depository Bank......................................................................58
         9.15.  Subsidiaries.........................................................................58
         9.16.  ICT Material Operations in the United Kingdom........................................59
         9.17.  Landlord Consents....................................................................59
         9.18.  UCC Search Results...................................................................59
         9.19.  Summit UCC Releases..................................................................59
         9.20.  Further Assurances.  ................................................................59
10.  CERTAIN NEGATIVE COVENANTS OF THE BORROWERS.....................................................59
         10.1.  Restrictions on Indebtedness.  ......................................................59
         10.2.  Restrictions on Liens.  .............................................................60
         10.3.  Restrictions on Investments.  .......................................................62
         10.4.  Distributions.  .....................................................................63
         10.5.  Merger, Consolidation and Disposition of Assets.  ...................................63
         10.6.  Sale and Leaseback...................................................................63
         10.7.  Compliance with Environmental Laws.  ................................................64
         10.8.  Subordinated Debt.  .................................................................64
         10.9.  Employee Benefit Plans.  ............................................................64
         10.10.  Business.  .........................................................................64
11.  FINANCIAL COVENANTS OF THE BORROWERS............................................................64
         11.1.  Minimum Consolidated Shareholders' Equity............................................64
         11.2.  Consolidated Minimum Interest Coverage Ratio.........................................65
         11.3.  Consolidated Leverage Ratio..........................................................65
         11.4.  Consolidated Cash Flow Leverage Ratio................................................65
12.  CLOSING CONDITIONS..............................................................................65
         12.1.  Loan Documents.  ....................................................................65
         12.2.  Certified Copies of Charter Documents.  .............................................65
         12.3.  Corporate Action.  ..................................................................65
         12.4.  Incumbency Certificate.  ............................................................65
         12.5.  Validity of Liens.  .................................................................65
         12.6.  Certificates of Insurance.  .........................................................66
         12.7.  Accounts Receivable Aging Report.  ..................................................66
         12.8.  Solvency Certificate.  ..............................................................66
         12.9.  Opinion of Counsel.  ................................................................66
         12.10.  Payment of Fees.  ..................................................................66
         12.11.  Payoff Letter.......................................................................66
         12.12.  Senior Indebtedness.................................................................67
         12.13.  Disbursement Instructions.  ........................................................67
         12.14.  No Material Adverse Change..........................................................67
         12.15.  Other Documents and Information.....................................................67
13.  CONDITIONS TO ALL BORROWINGS. ..................................................................67
         13.1.  Representations True; No Event of Default.  .........................................67
         13.2.  No Legal Impediment.  ...............................................................68
         13.3.  Governmental Regulation.  ...........................................................68
         13.4.  Proceedings and Documents.  .........................................................68
14.  EVENTS OF DEFAULT; ACCELERATION; ETC.  .........................................................68
         14.1.  Events of Default and Acceleration.  ................................................68
         14.2.  Termination of Commitments.  ........................................................71
         14.3.  Remedies.  ..........................................................................71
         14.4.  Distribution of Collateral Proceeds.  ...............................................71
15.  SETOFF..........................................................................................72
16.  THE AGENT.  ....................................................................................73
         16.1.  Authorization.  .....................................................................73
         16.2.  Employees and Agents.  ..............................................................73
         16.3.  No Liability.  ......................................................................73
         16.4.  No Representations.  ................................................................74
         16.5.  Payments.  ..........................................................................74
         16.6.  Holders of Notes.  ..................................................................75
         16.7.  Indemnity.  .........................................................................75
         16.8.  Agent as Lender.  ...................................................................75
         16.9.  Resignation of Agent.  ..............................................................75
17.  EXPENSES........................................................................................76
18.  INDEMNIFICATION.................................................................................77
19.  SURVIVAL OF COVENANTS, ETC......................................................................77
20.  ASSIGNMENT AND PARTICIPATION.  .................................................................78
         20.1.  Conditions to Assignment.............................................................78
         20.2.  Certain Representations and Warranties; Limitations; Covenants.  ....................78
         20.3.  Register.  ..........................................................................79
         20.4.  New Notes.  .........................................................................79
         20.5.  Participations.  ....................................................................80
         20.6.  Disclosure.  ........................................................................80
         20.7.  Assignee or Participant Affiliated with any Borrower.................................80
         20.8.  Miscellaneous Assignment Provisions.  ...............................................81
         20.9.  Assignment by the Borrowers.  .......................................................81
21.  NOTICES, ETC....................................................................................81
22.  GOVERNING LAW.  ................................................................................82
23.  HEADINGS........................................................................................83
24.  COUNTERPARTS....................................................................................83
25.  ENTIRE AGREEMENT, ETC...........................................................................83
26.  WAIVER OF JURY TRIAL............................................................................83
27.  CONSENTS, AMENDMENTS, WAIVERS, ETC.  ...........................................................84
         27.1.  Voting Procedures....................................................................84
         27.2.  Borrowers' Consent Not Required for Certain Amendments...............................85
         27.3.  Course of Dealing.  .................................................................85
28.  SEVERABILITY....................................................................................85
29.  ICT AS AGENT FOR BORROWERS......................................................................85

                         List of Schedules and Exhibits
                         ------------------------------
Exhibits
--------
Exhibit A  -  Revolving Credit Note
Exhibit B  -  Form of Loan Request
Exhibit C  -  Term Note
Exhibit D  -  Principal Financial Officer Certificate

Schedules
---------
Schedule 1       -    The Domestic Lenders
Schedule 2       -    Calculation of Mandatory Liquid Asset Costs
Schedule 8.3     -    Title to Properties
Schedule 8.7     -    Litigation
Schedule 8.19    -    Subsidiaries
Schedule 10.1    -    Existing Indebtedness
Schedule 10.2    -    Existing Liens
Schedule 10.3    -    Existing Investments

                                CREDIT AGREEMENT

         This CREDIT AGREEMENT is made as of April 21, 1998, by and among ICT GROUP, INC., a Pennsylvania corporation having its principal place of business at 800 Town Center Drive, Langhorne, Pennsylvania 19047-1748, USA ("ICT"), EUROTEL MARKETING LIMITED, a limited liability company incorporated in the Republic of Ireland (Registered number 218635) having its registered office on the date hereof at First Floor, Fitzwilton House, Wilton Place, Dublin 2, Ireland ("Eurotel"), YARDLEY ENTERPRISES, INC., a Delaware corporation having its principal place of business at 913 North Market Street, Suite 811, Wilmington, Delaware 19801, ("Yardley"), HARVEST RESOURCES, INC., a Delaware corporation having its principal place of business at 913 North Market Street, Suite 811, Wilmington, Delaware 19801 ("Harvest"), ICT/CANADA MARKETING, INC., a Canadian corporation having its principal place of business at Hyland Place, 580 Main Street, Saint John, NB, E2K 1JS, Canada ("ICT Canada"), BANKBOSTON, N.A., a United States national banking association ("BankBoston"), as Administrative Agent (in such capacity, the "Agent") for the Lenders (defined below), Summit Bank, a Pennsylvania bank ("Summit"), as Co-Agent (in such capacity, the "Co-Agent") for the Lenders, and the lending institutions listed on the signature pages hereto, as Lenders.

         1.  DEFINITIONS AND RULES OF INTERPRETATION.

                  1.1. Definitions. The following terms shall have the meanings set forth in this ss.1 or elsewhere in the provisions of this Credit Agreement referred to below:

         Account Agreements. The several Account Control Agreements dated as of or after the Closing Date, among Yardley, Agent and Salomon Smith Barney, Summit Bank and Delaware Trust Capital Management, respectively, in form and substance satisfactory to the Agent and the Lenders, each as amended and in effect from time to time.

         Accounts Receivable. All rights of the Borrowers of any of their respective Subsidiaries to payment for goods sold, leased or otherwise marketed in the ordinary course of business and all rights of the Borrowers or any of their respective Subsidiaries to payment for services rendered in the ordinary course of business and all sums of money or other proceeds due thereon pursuant to transactions with account debtors, except for that portion of the sum of money or other proceeds due thereon that relate to sales, use or property taxes in conjunction with such transactions, recorded on books of account in accordance with generally accepted accounting principles.

         Affiliate. With respect to any Person, any other Person that would be considered to be an affiliate of such Person under Rule 144(a) of the Rules and Regulations of the Securities and Exchange Commission, as in effect on the date hereof, if such Person were issuing securities.

         Agent.  See Preamble.

         Agent's Head Office. The Agent's office located at 100 Pearl Street, Hartford, Connecticut 06103, or at such other location as the Agent may designate from time to time.

         Agent's Special Counsel. Bingham Dana LLP or such other counsel as may be approved by the Agent.

         Approved Acquisition. An acquisition by ICT of all or substantially all of the outstanding equity interests or assets of any Person whose operations are substantially concentrated in the Business (such corporation or business, the "Target"), provided that the Agent shall have prior to such acquisition reasonably determined that following conditions are met (or will be met upon consummation of the applicable acquisition), and notified ICT in writing of such determination with respect to each such acquisition:

         (a) the sum of (i) the purchase price payable for the Target (including all deferred amounts), plus (ii) all Indebtedness of the Target being assumed by ICT in connection with such acquisition pursuant to clause (b) below, shall not exceed $10,000,000;

         (b) no Indebtedness of the Target, other than (i) Indebtedness permitted pursuant to section 10.1 hereof and (ii) liabilities incurred in the ordinary course of business not related to the borrowing of money, shall be assumed by ICT in connection with such acquisition;

         (c) the assets of the Target shall be subject to no lien, encumbrance, mortgage, pledge, charge, restriction or other security other than liens which would be Permitted Liens hereunder pursuant to section 10.2 and lessor's interests under the Capitalized Leases of the Target being assumed by ICT;

         (d) ICT shall have delivered to the Agent pro forma financial statements in form and substance satisfactory to the Agent, evidencing compliance of ICT and its Subsidiaries, including the Target from and after the proposed date of completion of such acquisition, with the financial covenants set forth in section 11 following acquisition of the Target for the period of twelve (12) months following the proposed date of completion of such acquisition, assuming total outstanding amounts of and interest rates on the Loans to be the same as those in effect (after giving effect to any requested advances) at such date, and assuming repayments on such Loans in the amounts and at the times scheduled in accordance with this Credit Agreement; and

         (e) the Agent shall have received documentation satisfactory to it in its sole discretion granting first priority liens in its favor, on behalf of the Lenders, on the assets of the Target and on the assets of ICT, in each case to the extent that the same fall within the definition of "Collateral" (as such term is defined in the Security Documents) and to the extent not otherwise prohibited by applicable law.

         Balance Sheet Date.  December 31, 1997.

         BankBoston.  See Preamble.

         Base Rate. With respect to amounts denominated in Dollars, the Dollar Base Rate; and with respect to amounts denominated in Sterling, the Sterling Base Rate, with each of the Dollar Base Rate and Sterling Base Rate being referred to herein as a "Base Rate".

         Base Rate Loans. Revolving Credit Loans, Sterling Overdraft Advances and all or any portion of the Term Loans bearing interest calculated by reference to a Base Rate.

         Borrowers. ICT, Eurotel, Yardley and Harvest, collectively; and each individually being referred to as a "Borrower".

         Business. The business of teleservices, including the outsourcing of outbound and inbound telephone traffic in the context of telemarketing and customer support, call-center management and teleservices-related marketing, research and consulting services.

         Business Day. Any day (other than a Saturday or Sunday) on which banking institutions in Hartford, Connecticut, are open for the transaction of banking business and, in the case of Eurocurrency Rate Loans, Punt Loans and Sterling Facility Loans, also a day which is a Eurocurrency Business Day.

         Canadian Security Documents. Such documents with respect to the assets of ICT/Canada as the Agent may require to perfect the Agent's security interest in the Collateral, including without limitation the PPSA and such solvency certificates as the Agent may reasonably request, each as amended and in effect from time to time.

         Capital Assets. Fixed assets, both tangible (such as land, buildings, fixtures, machinery and equipment) and intangible (such as patents, copyrights, trademarks, franchises and good will).

         Capital Expenditure Collateral: The new machinery and equipment purchased by the Domestic Borrowers with the proceeds of the Revolving Credit Loans after the Closing Date (a) which is owned, possessed and held by the applicable Domestic Borrower within the United States, (b) in respect of which no uncured default shall have occurred under section 9.17, and (c) as to which a valid and perfected first-priority security interest in favor of the Agent (on behalf of the Lenders) has been created and which there is no other lien or security interest.

         Capital Expenditures. Amounts paid or indebtedness incurred by ICT or any of its Subsidiaries in connection with the purchase or lease by ICT or any of its Subsidiaries of Capital Assets that would be required to be capitalized and shown on the balance sheet of such Person in accordance with generally accepted accounting principles.

         Capitalized Leases. Leases (unless otherwise stated, under which ICT or any of its Subsidiaries is the lessee or obligor), the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with generally accepted accounting principles.

         CERCLA.  See section 8.18.

         Closing Date. The first date on which the conditions set forth in section 12 have been satisfied and any Revolving Credit Loan or UK Loan is to be made hereunder.

         Co-Agent.  See Preamble.

         Code. The Internal Revenue Code of 1986, as amended or modified, or any successor thereto.

         Collateral. All of the property, rights and interests of ICT and its Subsidiaries that are or are intended to be subject to the liens and security interests created by the Security Documents, including (i) all assets located in or attributable to operations in the Commonwealth of Pennsylvania and (ii) all accounts receivable, contract rights, other rights to the payment of money, investment and depository accounts, similar general intangibles, and investment property wherever located.

         Commitments. Collectively, the Domestic Commitments and the UK Commitment.

         Consolidated or consolidated. With reference to any term defined herein, shall mean that term as applied to the accounts of ICT and its Subsidiaries, consolidated in accordance with generally accepted accounting principles.

         Consolidated EBITDA. With respect to any period, Earnings Before Interest and Taxes for such period, before provision for any depreciation and amortization, determined in accordance with generally accepted accounting principles.

         Consolidated Funded Debt. At any time of determination, the aggregate principal amount of all Funded Indebtedness plus Capitalized Leases of ICT and its Subsidiaries.

         Consolidated Net Income (or Deficit). The consolidated net income (or deficit) of ICT and its Subsidiaries, after deduction of all expenses, taxes and other proper charges, determined in accordance with generally accepted accounting principles.

         Consolidated Shareholders' Equity. An amount determined in accordance with generally accepted accounting principles that is equal to the sum of (a) the consolidated capital accounts (including common stock and preferred stock, but excluding treasury stock) of ICT and its Subsidiaries, plus (b) the consolidated earned surplus and capital surplus of ICT and its Subsidiaries, minus (c) the consolidated book value of all assets acquired by ICT and its Subsidiaries after the Closing Date not in the ordinary course of business which, under generally accepted accounting principles, would be treated as intangible assets.

         Consolidated Tangible Net Worth. The excess of Consolidated Total Assets over Consolidated Total Liabilities, and less the sum of:

                  (a) The total book value of all assets of ICT and its Subsidiaries properly classified as intangible assets under generally accepted accounting principles, including such items as goodwill, the purchase price of acquired assets in excess of the fair market value thereof, trademarks, trade names, service marks, brand names, copyrights, patents and licenses, and rights with respect to the foregoing; plus

                  (b) All amounts representing any write-up in the book value of any assets of ICT or its Subsidiaries resulting from a revaluation thereof subsequent to the Balance Sheet Date; plus

                  (c) To the extent otherwise included in Consolidated Tangible Net Worth, the aggregate amount of any subscriptions receivable in respect of any equity securities issued or to be issued by ICT or any of its Subsidiaries.

         Consolidated Total Assets. All assets of ICT and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles.

         Consolidated Total Interest Expense. For any period, the aggregate amount of interest required to be paid or accrued by ICT and its Subsidiaries during such period on all Indebtedness of ICT and its Subsidiaries outstanding during all or any part of such period, whether such interest was or is required to be reflected as an item of expense or capitalized, including payments consisting of interest in respect of Capitalized Leases and including commitment fees, agency fees, facility fees and similar fees or expenses in connection with the borrowing of money.

         Consolidated Total Liabilities. All liabilities of ICT and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles (including, without limitation, Capitalized Leases) and all Indebtedness of ICT and its Subsidiaries, whether or not so classified.

         Conversion Request. A notice given by a Borrower to the Agent or the UK Lender, as the case may be, of such Borrower's election to convert or continue a Loan in accordance with section 2.7.

         Cost of Funds. In respect of any Lender, the per annum rate of interest that such Lender is required to pay, or is offering to pay, for wholesale liabilities, adjusted for reserve requirements and such other requirements as may be imposed by federal, state or local government and regulatory agencies.

         Credit Agreement. This Credit Agreement, including the Schedules and Exhibits hereto, as amended and in effect from time to time.

         Default.  See section 14.1.

         Distribution. The declaration or payment of any dividend on or in respect of any shares of any class of capital stock of ICT, other than dividends payable solely in shares of common stock of ICT; the purchase, redemption, or other retirement of any shares of any class of capital stock of ICT, directly or indirectly through a Subsidiary of ICT or otherwise; the return of capital by ICT to its shareholders as such; or any other distribution on or in respect of any shares of any class of capital stock of ICT.

         Dollar Base Rate. The higher of (i) the annual rate of interest announced from time to time by BankBoston at its head office in Boston, Massachusetts, as its "base rate" for loans denominated in Dollars, and (ii) one-half of one percent (1/2%) above the Federal Funds Effective Rate. For the purposes of this definition, "Federal Funds Effective Rate" shall mean for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three funds brokers of recognized standing selected by the Agent.

         Dollar Equivalent. On any date of determination, with respect to an amount denominated in Dollars, such amount of Dollars, and with respect to an amount denominated in Sterling or Punts, the amount of Dollars which could be purchased with that amount of Sterling or Punts, as the case may be, at the spot rate of exchange quoted by the UK Lender in the London foreign exchange market at or about 11:00 a.m. (London time) on the date of determination for the purchase of Dollars with Sterling or Punts, as the case may be.

         Dollars or $. Dollars in lawful currency of the United States of America.

         Domestic Borrowers. ICT, Yardley and Harvest, collectively; and each individually being referred to as a "Domestic Borrower".

         Domestic Commitment. As to any Domestic Lender, the amount set forth on Schedule 1 hereto as the amount of such Domestic Lender's commitment to make Revolving Credit Loans to ICT, as the same may be reduced from time to time, or if such commitment is terminated pursuant to the provisions hereof, zero.

         Domestic Commitment Percentage. With respect to each Domestic Lender, the percentage set forth on Schedule 1 hereto as such Domestic Lender's percentage of the aggregate Domestic Commitments of all of the Domestic Lenders.

         Domestic Lenders. BankBoston, Summit and the other lending institutions listed on the signature pages hereto, and any other Person who becomes an assignee of any rights and obligations of a Domestic Lender pursuant to section 20.

         Drawdown Date. The date on which any Revolving Credit Loan or any UK Loan is made or is to be made, and the date on which any Loan or is converted or continued in accordance with section 2.7 and section 4, as the case may be, or all or any portion of any of the Term Loans is converted or continued in accordance with section 4.5(2).

         Earnings Before Interest and Taxes. The consolidated earnings (or loss) from the operations of ICT and its Subsidiaries for any period, after all expenses and other proper charges but before payment or provision for any income taxes or interest expense for such period, determined in accordance with generally accepted accounting principles.

         Employee Benefit Plan. Any employee benefit plan within the meaning of section 3(3) of ERISA maintained or contributed to by ICT or any ERISA Affiliate, other than a Multiemployer Plan.

         English and Irish Security Documents. Such documents with respect to the assets of the UK Borrowers as the Agent may require to perfect the Agent's security interest in the Collateral, including without limitation that certain Deed of Assignment and Charge dated as of the Closing Date between Eurotel and the Agent, each as amended and in effect from time to time.

         Environmental Laws.  See section 8.18.

         ERISA.  The Employee Retirement Income Security Act of 1974.

         ERISA Affiliate. Any Person which is treated as a single employer with ICT under section 414 of the Code.

         ERISA Reportable Event. A reportable event with respect to a Guaranteed Pension Plan within the meaning of section 4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.

         Eurocurrency Business Day. Any day (other than a Saturday or Sunday) on which commercial banks are open for international business (including dealings in Dollar, Punt and Sterling deposits) in London, England.

         Eurocurrency Rate. With respect to amounts denominated in Dollars, the Eurodollar Rate; with respect to amounts denominated in Punts, the Punt Eurocurrency Rate; with respect to amounts denominated in Sterling, the Sterling Eurocurrency Rate.

         Eurocurrency Rate Loans. Revolving Credit Loans, UK Loans (other than Sterling Overdraft Advances) and all or any portion of the Term Loan bearing interest calculated by reference to a Eurocurrency Rate.

         Eurocurrency Reserve Rate. For any day with respect to a Eurocurrency Rate Loan, the maximum rate (expressed as a decimal) at which any lender subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "Eurocurrency Liabilities" (as that term is used in Regulation D), if such liabilities were outstanding. The Eurocurrency Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Rate.

         Eurodollar Rate. For any Interest Period with respect to a Eurocurrency Rate Loan denominated in Dollars, the rate of interest equal to
(i) the rate determined by Agent at which Dollar deposits for such Interest Period are offered based either on information presented on Telerate page 3750 as of 11:00 a.m. London time on the second Eurocurrency Business Day prior to the first day of such Interest Period or, if such Telerate Page is unavailable for any reason whatsoever, on any other reasonably reliable information reasonably available to Agent, divided by (ii) a number equal to 1.00 minus the Eurocurrency Reserve Rate, if applicable.

         Eurotel.  See Preamble.

         Event of Default.  See section 14.1.

         First Term Conversion Date.  April 21, 1999.

         First Tranche. The Tranche of the Term Loan converted from Revolving Credit Loans to a Term Loan on the First Term Conversion Date, in accordance with section 4.

         Fixed Rate.  See section 4.6.4.

         Funded Indebtedness. At any time of determination, the sum of the aggregate principal amounts of the Loans then outstanding, plus the principal amount of all other Indebtedness for borrowed money of ICT and its Subsidiaries outstanding at such time.

         Funding Account.  See section 2.8.1.

         generally accepted accounting principles. (i) When used in section 11, whether directly or indirectly through reference to a capitalized term used therein, means (A) principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect for the fiscal year ended on the Balance Sheet Date, and (B) to the extent consistent with such principles, the accounting practice of ICT reflected in its financial statements for the year ended on the Balance Sheet Date, and (ii) when used in general, other than as provided above, means principles that are (A) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time, and (B) consistently applied with past financial statements of ICT adopting the same principles, provided that in each case referred to in this definition of "generally accepted accounting principles" a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied.

         Guaranteed Obligations.  See section 5.1.

         Guaranteed Pension Plan. Any employee pension benefit plan within the meaning of section 3(2) of ERISA maintained or contributed to by ICT or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

         Guarantor. Any guarantor of any of the Loans, including (i) each of the Borrowers and (ii) each Subsidiary Guarantor.

         Guaranty Counterpart. A counterpart to this Credit Agreement hereafter made by a Subsidiary of ICT in favor of the Lenders and the Agent, pursuant to which each such Subsidiary of ICT becomes a party to this Credit Agreement for the purpose of guarantying to the Lenders and the Agent the payment and performance of the Obligations as provided in section 5 hereof, each such Guaranty Counterpart to be in form and substance satisfactory to the Lenders and the Agent in their sole discretion.

         Harvest.  See Preamble.

         Hazardous Substances.  See section 8.18.

         ICT.  See Preamble.

         ICT/Canada.  See Preamble.

         ICT/Canada Maximum Amount.  See section 5.14.

         ICT Group.  ICT and all of its Subsidiaries on a consolidated basis.

         Indebtedness. All obligations, contingent and otherwise, that in accordance with generally accepted accounting principles should be classified upon the obligor's balance sheet as liabilities, or to which reference should be made by footnotes thereto, including in any event and whether or not so classified: (i) all debt and similar monetary obligations, whether direct or indirect; (ii) all liabilities secured by any mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; and (iii) all guarantees, endorsements and other contingent obligations whether direct or indirect in respect of indebtedness of others, including any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase indebtedness, or to assure the owner of indebtedness against loss, through an agreement to purchase goods, supplies, or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise, and the obligations to reimburse the issuer in respect of any letters of credit; but excluding all liabilities in respect of Operating Leases.

         Insolvency Proceeding. With respect to any Person, (i) any case, action or proceeding with respect to such Person before any court or other governmental authority relating to bankruptcy, reorganization, insolvency, liquidation, administration, receivership, administrative receivership, dissolution, winding-up or relief of debtors, or (ii) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in either event undertaken under United States federal, state or foreign law.

         Interest Payment Date. (i) As to any Base Rate Loan (other than Sterling Overdraft Advances), the first day after last day of the Interest Period with respect thereto; (ii) as to any Eurocurrency Rate Loan in respect of which the Interest Period is (A) 3 months or less, the last day of such Interest Period and (B) more than 3 months, the date that is 3 months from the first day of such Interest Period and, in addition, the last day of such Interest Period; and (iii) as to any Sterling Overdraft Advance, the last Eurocurrency Business Day of each calendar month or such other monthly date as the UK Lender's UK Lending Office may reasonably require payment of interest.

         Interest Period. With respect to each Revolving Credit Loan, UK Loan (other than a Sterling Overdraft Advance) or all or any relevant portion of a Term Loan, (i) initially, the period commencing on the Drawdown Date of such Loan and ending on the last day of one of the periods set forth below, as selected by the relevant Borrower of such Loan in a Loan Request, (A) for any Base Rate Loan, the last day of the calendar quarter, (B) for any Eurocurrency Rate Loan, 1, 2, 3 or 6 months; and (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Revolving Credit Loan, UK Loan or all or such portion of a Term Loan and ending on the last day of one of the periods set forth above, as selected by the relevant Borrower of such Loan in a Conversion Request; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

                  (a) if any Interest Period with respect to a Eurocurrency Rate Loan would otherwise end on a day that is not a Eurocurrency Business Day, that Interest Period shall be extended to the next succeeding Eurocurrency Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Eurocurrency Business Day;

                  (b) if any Interest Period with respect to a Base Rate Loan would end on a day that is not a Business Day, that Interest Period shall end on the next succeeding Business Day;

                  (c) if the relevant Borrower shall fail to give notice as provided in section 2.7, such Borrower shall be deemed to have requested a conversion of the affected Eurocurrency Rate Loan to a Base Rate Loan and the continuance of all Base Rate Loans as Base Rate Loans on the last day of the then current Interest Period with respect thereto;

                  (d) any Interest Period relating to any Eurocurrency Rate Loan that begins on the last Eurocurrency Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurocurrency Business Day of a calendar month; and

                  (e) any Interest Period relating to any Eurocurrency Rate Loan that would otherwise extend beyond the Revolving Credit Loan Maturity Date (if comprising a Revolving Credit Loan) or the Term Loan Maturity Date (if comprising Term Loan or a portion thereof) shall end on the Revolving Credit Loan Maturity Date or (as the case may be) the Term Loan Maturity Date.

         Investments. All expenditures made and all liabilities incurred (contingently or otherwise) for the acquisition of stock or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guaranties (or other commitments as described under Indebtedness), or obligations of, any Person. In determining the aggregate amount of Investments outstanding at any particular time: (i) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (ii) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid; (iii) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (iv) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (ii) may be deducted when paid; and (v) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

         Lenders. The Domestic Lenders and, unless the context otherwise requires, the UK Lender, collectively, and each individually being referred to as a "Lender".

         Loan Documents. This Credit Agreement, the Notes and the Security Documents.

         Loan Request.  A Revolving Credit Loan Request or a UK Loan Request.

         Loans.  The Revolving Credit Loans, the UK Loans and the Term Loans.

         Mandatory Liquid Asset Costs. With respect to the UK Lender in respect of any Sterling Facility Loan, any additional cost to the UK Lender of complying with the relevant reserve asset ratio required by the Bank of England from time to time, expressed as a percentage per annum, and calculated as set forth in Schedule 2 hereto.

         Majority Domestic Lenders. As of any date, so long as there is only one Domestic Lender, such Domestic Lender, and so long as there are at least two Domestic Lenders, Domestic Lenders holding at least sixty-six and two-thirds percent (66 2/3%) of the outstanding principal amount of the Revolving Credit Notes and Term Notes; and if no such principal is outstanding, the Domestic Lenders whose aggregate Domestic Commitments constitutes at least sixty-six and two-thirds percent (66 2/3%) of the aggregate of such Domestic Commitments.

         Majority Lenders. As of any date, so long as there is only one
Lender, such Lender, and so long as there are at least two Lenders, Lenders holding at least sixty-six and two-thirds percent (66 2/3%) of the outstanding principal amount of the Loans; and if no such principal is outstanding, the Lenders whose aggregate Commitments constitute at least sixty-six and two-thirds percent (66 2/3%) of the aggregate of such Commitments.

         Material Operations. In respect of ICT's operations in the United Kingdom (including the operations of any division of ICT), ICT shall have "Material Operations" in the United Kingdom when any of the following conditions is met in respect of ICT and its Subsidiaries on a consolidated basis: (a) the Borrowers' and their Subsidiaries' investments in and advances to the divisions of ICT that operate in England exceed 5% of the total assets of the Borrowers and their Subsidiaries consolidated as of the end of the most recently completed fiscal year; or (b) the Borrowers' and their Subsidiaries' share of the total assets (after intercompany eliminations) of the divisions of ICT that operate in the United Kingdom exceed 5% of the total assets of the Borrowers and their Subsidiaries consolidated as of the end of the most recently completed fiscal year; or (c) the Borrowers' and their Subsidiaries' income from (or equity in the income from, as applicable) continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principles of the operations of ICT (including any division of ICT) in the United Kingdom exceeds 5% of such income of the Borrowers and their Subsidiaries consolidated for the most recently completed fiscal year.

         Multiemployer Plan. Any multiemployer plan within the meaning of section 3(37) of ERISA maintained or contributed to by ICT or any ERISA
Affiliate.

         Net Cash Proceeds. If from a sale of assets or of equity, the cash proceeds received from such sale, net of all costs of sale, including legal costs, underwriting or brokerage costs, Indebtedness (other than Loans) paid off with such cash proceeds and taxes paid or payable as a result thereof by ICT and its Subsidiaries (but without deduction for any hold-backs or reserves required in connection with the applicable sale), and if from the incurring of Indebtedness, the cash proceeds received from such incurring of Indebtedness, net of all costs thereof incurred and fees and all expenses payable in connection therewith, including legal costs and taxes paid or payable as a result thereof by ICT and its Subsidiaries (but without deduction for any hold-backs or reserves required in connection with such Indebtedness).

         Notes.  The Term Notes and the Revolving Credit Notes.

         Obligations. All indebtedness, obligations and liabilities of any of the Borrowers, the Subsidiary Guarantors and their respective Subsidiaries to any of the Lenders and the Agent, individually or collectively, existing on the date of this Credit Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Credit Agreement or any of the other Loan Documents or in respect of any of the Loans made or any of the Notes or other instruments at any time evidencing any thereof.

         Operating Leases. Leases (unless otherwise stated, under which ICT or any of its Subsidiaries is the lessee or obligor) of any property, whether real, personal or mixed, which are not Capitalized Leases.

         outstanding. With respect to the Loans, the aggregate unpaid principal thereof as of any date of determination.

         PBGC. The Pension Benefit Guaranty Corporation created by section 4002 of ERISA and any successor entity or entities having similar responsibilities.

         Permitted Liens. Liens, security interests and other encumbrances permitted by section 10.2.

         Person. Any individual, corporation, partnership, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

         Post-Closing Letter. That certain letter agreement regarding post-closing obligations dated as of the Closing Date, among the Borrowers, the Subsidiary Guarantors, the Agent, the Co-Agent and the Lenders, in form and substance satisfactory to the Agent and the Lenders, as amended and in effect from time to time.

         PPSA. That certain personal property security filing naming ICT/Canada as debtor and naming the Agent as secured party, to be filed in certain jurisdictions in Canada, in form and substance satisfactory to the Agent and the Lenders, as amended and in effect from time to time.

         Projections.  See section 8.4.3.

         Punt or Punts. Punts in the lawful currency (as in effect from time to time) of the Republic of Ireland.

         Punt Equivalent. On any date of determination, with respect to an amount denominated in Punts, such amount of Punts, and with respect to an amount denominated in Sterling or Dollars, the amount of Punts which could be purchased with that amount of Sterling or Dollars, as the case may be, at the spot rate of exchange quoted by the UK Lender in the London foreign exchange market at or about 11:00 a.m. (London time) on the date of determination for the purchase of Punts with Sterling or Dollars, as the case may be.

         Punt Eurocurrency Rate. For any Interest Period with respect to a Punt Loan, (i) the rate of interest equal to the rate per annum (rounded upwards to the nearest 1/16 of one percent) at which the UK Lender's UK Lending Office is offered deposits in Punts two (2) Eurocurrency Business Days prior to the beginning of such Interest Period in the London interbank market for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the Punt Loan to which such Interest Period applies, divided by (ii) a number equal to 1.00 minus the Eurocurrency Reserve Rate, if applicable.

         Punt Loan.  Any UK Loan which is denominated in Punts.

         Punt Loan Request. See section 3.4.

         RCRA.  See section 8.18

         Real Estate. All real property at any time owned or leased (as lessee or sublessee) by ICT or any of its Subsidiaries.

         Record. The grid attached to a Note (or, in the case of the UK Loans, the grid separately maintained by the UK Lender), or the continuation of such grid, or any other similar record, including computer records, maintained by any Lender with respect to any Loan referred to in such Note (or, in the case of the UK Loans, in this Credit Agreement).

         Reference Bank.  BankBoston.

         Reference Period. At any date of determination, the period of four (4) consecutive calendar quarters then ended.

         Revolving Credit Loan Maturity Date.  April 21, 2001.

         Revolving Credit Loans. Revolving credit loans made or to be made by the Domestic Lenders to the Domestic Borrowers pursuant to section 2.

         Revolving Credit Loan Request.  See section 2.6.

         Revolving Credit Note Record. A Record with respect to a Revolving Credit Note.

         Revolving Credit Notes.  See section 2.4.

         SARA.  See section 8.18.

         Second Term Conversion Date.  April 21, 2000.

         Second Tranche. The Tranche of the Term Loan converted from Revolving Credit Loans to a Term Loan on the Second Term Conversion Date, in accordance with section 4.

         Security Agreements. The several Security Agreements, dated or to be dated on or prior to the Closing Date, between the respective Borrowers (other than Eurotel) and the Subsidiary Guarantors, respectively, and the Agent, and in form and substance satisfactory to the Lenders and the Agent, together with any security agreements hereafter entered into between any Subsidiaries of ICT and the Agent, each as amended and in effect from time to time.

         Security Documents. The Guaranty Counterparts, the Security Agreements, and the English and Irish Security Documents, the Canadian Security Documents, the Post-Closing Letter, the fee letter referenced in section 6.1.1, the Account Agreements and any other documents or instruments from time to time guarantying or securing any of the Obligations or evidencing such security, each as amended and in effect from time to time.

         Settling Date.  See section 2.8.2.

         Sterling or (pound). Pounds sterling in the lawful currency (as in effect from time to time) of the United Kingdom of Great Britain and Northern Ireland.

         Sterling Base Rate. The annual rate of interest announced from time to time by the UK Lending Office of the UK Lender as its "base rate" for loans denominated in Sterling.

         Sterling Equivalent. On any date of determination, with respect to an amount denominated in Sterling, such amount of Sterling, and with respect to an amount denominated in Punts or Dollars, the amount of Sterling which could be purchased with that amount of Punts or Dollars, as the case may be, at the spot rate of exchange quoted by the UK Lender in the London foreign exchange market at or about 11:00 a.m. (London time) on the date of determination for the purchase of Sterling with Punts or Dollars, as the case may be.

         Sterling Eurocurrency Rate. For any Interest Period with respect to a Sterling Loan, the sum of (x) the rate of interest equal to the rate per annum (rounded upwards to the nearest 1/16 of one percent) at which the UK Lender's UK Lending Office is offered deposits in Sterling one (1) Eurocurrency Business Day prior to the beginning of such Interest Period in the London interbank market for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the Sterling Loan to which such Interest Period applies, plus (y) any Mandatory Liquid Asset Costs.

         Sterling Facility Loans. The Sterling Loans and the Sterling Overdraft Advances, collectively.

         Sterling Loan. Any UK Loan (other than a Sterling Overdraft Advance) which is denominated in pounds Sterling.

         Sterling Loan Request.  See section 3.5.

         Sterling Overdraft Advance.  See section 3.2.

         Subordinated Affiliate Indebtedness.  See section 6.13.

         Subordinated Affiliate Indebtedness Payments.  See section 6.13.

         Subordinated Debt. Unsecured Indebtedness of ICT or any of its Subsidiaries that is expressly subordinated and made junior to the payment and performance in full of the Obligations, and evidenced as such by a written instrument containing subordination provisions in form and substance approved by the Majority Lenders in writing.

         Subsidiary. (i) Any corporation, association, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding

Voting Stock, and (ii) ICT/Canada (which shall constitute a "Subsidiary" of ICT for all purposes under the Loan Documents).

         Subsidiary Guarantors. ICT/Canada and any other direct or indirect Subsidiary of ICT that hereafter becomes a party to a Guaranty Counterpart or Security Agreement, collectively; and each individually being referred to as a "Subsidiary Guarantor".

         Summit.  See Preamble.

         Summit Indebtedness. The Indebtedness of ICT Group, Inc. to Summit that is being refinanced as of the Closing Date with proceeds of Loans to be made hereunder.

         Term Conversion Dates. Collectively, the First Term Conversion Date, the Second Term Conversion Date and the Third Term Conversion Date; and each individually a "Term Conversion Date".

         Term Loans. Any Revolving Credit Loans after their conversion to a term loan in accordance with section 4.

         Term Loan Maturity Date. In respect of the First Tranche, October 21, 2003; in respect of the Second Tranche, October 21, 2004; and in respect of the Third Tranche, October 21, 2005.

         Term Notes.  See section 4.3.

         Term Note Record.  A Record with respect to a Term Note.

         Third Term Conversion Date.  April 21, 2001.

         Third Tranche. The Tranche of the Term Loan converted from Revolving Credit Loans to a Term Loan on the Third Term Conversion Date, in accordance with section 4.

         Total Commitment. The sum of (i) the Domestic Commitments of the Domestic Lenders plus (ii) the UK Commitment of the UK Lender, each as in effect from time to time.

         Total Domestic Commitment. The sum of the Domestic Commitments of the Domestic Lenders as in effect from time to time.

         Total Domestic Usage. As of any date of determination, the sum of (i) the aggregate outstanding amount of all Revolving Credit Loans, plus (ii) the aggregate outstanding amount of all Term Loans (in each case after giving effect to any Loan drawdowns requested at such date of determination).

         Total Punt Facility Usage.  See section 3.1.

         Total Sterling Facility Usage.  See section 3.2.

         Total UK Usage. As of any date of determination, the sum of (i) the Total Punt Facility Usage, plus (ii) the Total Sterling Facility Usage (in each case after giving effect to any Loan drawdowns requested at such date of determination).

         Total Usage. As of any date of determination, the sum of (i) the Total Domestic Usage plus (ii) the
Total UK Usage.

         Tranche. With respect to Term Loan, the distinction between the First Tranche, the Second Tranche, and the Third Tranche of the Term Loan.

         Type. As to any Revolving Credit Loan or all or any portion of any Term Loan, its nature as a Base Rate Loan or a Eurocurrency Rate Loan.

         UK Borrowers. ICT and Eurotel, collectively; and each individually being referred to as a "UK Borrower".

         UK Commitment. As to the UK Lender, an amount equal to $5,000,000, representing the amount of the UK Lender's commitment to make UK Loans to the UK Borrowers, as the same may be reduced from time to time, or if such commitment is terminated pursuant to the provisions hereof, zero.

         UK Lender.  The London Branch of BankBoston.

         UK Lending Office. Initially, the London Branch of BankBoston in its capacity as UK Lender; and thereafter such office at the UK Lender, in its sole discretion acting in good faith, may notify to the Agent and the Borrowers.

         UK Loan Record.  A Record with respect to any UK Loans.

         UK Loan Request.  A Punt Loan Request or a Sterling Loan Request.

         UK Loans. The Punt Loans and the Sterling Facility Loans made or to be made by the UK Lending Office of the UK Lender to the Borrowers pursuant to section 3, collectively, with each (and any portion of each) being individually a "UK Loan".

         Voting Stock. Stock or similar interests, of any class or classes (however designated), the holders of which are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, trust or other business entity involved, whether or not the right so to vote exists by reason of the happening of a contingency.

         Yardley.  See Preamble.

                  1.2.  Rules of Interpretation.

                  (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Credit Agreement.

                  (b) The singular includes the plural and the plural includes the singular.

                  (c) A reference to any law includes any amendment or modification to such law.

                  (d) A reference to any Person includes its permitted successors and permitted assigns.

                  (e) Accounting terms not otherwise defined herein have the meanings assigned to them by generally accepted accounting principles applied on a consistent basis by the accounting entity to which they refer.

                  (f) The words "include", "includes" and "including" are not limiting.

                  (g) All terms not specifically defined herein or by generally accepted accounting principles, which terms are defined in the Uniform Commercial Code as in effect in the State of Connecticut, have the meanings assigned to them therein, with the term "instrument" being that defined under Article 9 of the Uniform Commercial Code.

                  (h) Reference to a particular "section" refers to that section of this Credit Agreement unless otherwise indicated.

                  (i) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Credit Agreement as a whole and not to any particular section or subdivision of this Credit Agreement.

         2.  THE DOMESTIC REVOLVING CREDIT FACILITY.

                  2.1. Commitment to Lend. Subject to the terms and conditions set forth in this Credit Agreement, each of the Domestic Lenders severally agrees to lend to the Domestic Borrowers and the Domestic Borrowers may borrow, repay, and reborrow from time to time between the Closing Date and the Revolving Credit Loan Maturity Date upon notice by the Domestic Borrowers to the Agent given in accordance with section 2.6, such sums in Dollars as are requested by the Domestic Borrowers up to a maximum aggregate amount outstanding (after giving effect to all amounts requested) at any one time equal to such Domestic Lender's Domestic Commitment, provided that the Total Domestic Usage (after giving effect to all amounts of Revolving Credit Loans requested) shall not at any time exceed the Total Domestic Commitment. The Revolving Credit Loans shall be made pro rata in accordance with each Domestic Lender's Domestic Commitment Percentage. Each request for a Revolving Credit Loan hereunder shall constitute a representation and warranty by each of the Domestic Borrowers that the conditions set forth in section 12 and section 13, in the case of the initial Revolving Credit Loans to be made on the Closing Date, and section 13, in the case of all other Revolving Credit Loans, have been satisfied on the date of such request.

                  2.2.  [Intentionally Omitted].

                  2.3. Reduction of Total Domestic Commitment. The Domestic Borrowers shall have the right at any time and from time to time upon five (5) Business Days prior written notice to the Agent to reduce by $1,000,000 or an integral multiple thereof or terminate entirely the Total Domestic Commitment, whereupon the Domestic Commitments of the Domestic Lenders shall be reduced pro rata in accordance with their respective Domestic Commitment Percentages of the amount specified in such notice or, as the case may be, terminated. Promptly after receiving any notice of the Domestic Borrowers delivered pursuant to this section 2.3, the Agent will notify the Domestic Lenders of the substance thereof. Upon the effective date of any such reduction or termination, the Domestic Borrowers shall pay to the Agent for the respective accounts of the Domestic Lenders the full amount of any commitment fee then accrued on the amount of the reduction. No reduction or termination of the Domestic Commitments may be reinstated.

                  2.4. The Revolving Credit Notes. The Revolving Credit Loans shall be evidenced by separate promissory notes of the Domestic Borrowers in substantially the form of Exhibit A hereto (each a "Revolving Credit Note"), dated as of the Closing Date and completed with appropriate insertions. One Revolving Credit Note shall be payable to the order of each Domestic Lender in a principal amount equal to such Domestic Lender's Domestic Commitment or, if less, the outstanding amount of all Revolving Credit Loans made by such Domestic Lender, plus interest accrued thereon, as set forth below. Each of the Domestic Borrowers irrevocably authorizes each Domestic Lender to make or cause to be made, at or about the time of the Drawdown Date of any Revolving Credit Loan or at the time of receipt of any payment of principal on such Domestic Lender's Revolving Credit Note, an appropriate notation on such Domestic Lender's Revolving Credit Note Record reflecting the making of such Revolving Credit Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Revolving Credit Loans set forth on such Domestic Lender's Revolving Credit Note Record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Domestic Lender, but the failure to record, or any error in so recording, any such amount on such Domestic Lender's Revolving Credit Note Record shall not limit or otherwise affect the obligations of the Domestic Borrowers hereunder or under any Revolving Credit Note to make payments of principal of or interest on any Revolving Credit Note when due.

                  2.5. Interest on Revolving Credit Loans. Except as otherwise provided in section 6.10, the Revolving Credit Loans shall bear interest as follows:

                  (a) each Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at a rate per annum equal to (i) the Dollar Base Rate minus (ii) three quarters of one percent (0.75%); and

                  (b) each Eurocurrency Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at a rate per annum equal to the sum of (i) the Eurodollar Rate determined for such Interest Period plus (ii) one and one-half of one percent (1.5%).

         The Domestic Borrowers jointly and severally promise to pay interest on each Revolving Credit Loan in arrears on each Interest Payment Date with respect thereto.

                  2.6. Requests for Revolving Credit Loans. The Domestic Borrowers shall give to the Agent written notice in the form of Exhibit B hereto (or telephonic notice confirmed in writing in the form of Exhibit B hereto) of each Revolving Credit Loan requested hereunder (a "Revolving Credit Loan Request") no less than (i) one (1) Business Day prior to the proposed Drawdown Date of any Base Rate Loan or at such other time as may be agreed by the Domestic Borrowers and the Agent, and (ii) three (3) Eurocurrency Business Days prior to the proposed Drawdown Date of any Eurocurrency Rate Loan. Each Revolving Credit Loan Request shall specify (A) the principal amount of the Revolving Credit Loan requested, (B) the proposed Drawdown Date of such Revolving Credit Loan, (C) the Interest Period for such Revolving Credit Loan,
(D) the Type of such Revolving Credit Loan and (E) the account or accounts to which the principal amount of such Revolving Credit Loan is to be transferred. Promptly upon receipt of any such notice, the Agent shall notify each of the Domestic Lenders thereof. Each Revolving Credit Loan Request shall be irrevocable and binding on the Domestic Borrowers and shall obligate the Domestic Borrowers to accept the Revolving Credit Loan requested from the Domestic Lenders or, as the case may be, from the Agent on behalf of the Domestic Lenders, on the proposed Drawdown Date therefor. Each Revolving Credit Loan Request loan shall be in a minimum amount of $500,000 or an integral multiple thereof.

                  2.7.  Conversion Options.

                           2.7.1. Conversion to Different Type of Revolving Credit Loan. The Domestic Borrowers may elect from time to time to convert any outstanding Revolving Credit Loan to a Revolving Credit Loan of another Type, provided that (i) with respect to any such conversion of a Eurocurrency Rate Loan to a Base Rate Loan, the Domestic Borrowers shall give the Agent at least one (1) Business Day prior written notice of such election; (ii) with respect to any such conversion of a Base Rate Loan to a Eurocurrency Rate Loan, the Domestic Borrowers shall give the Agent at least three (3) Eurocurrency Business Days prior written notice of such election;
         (iii) with respect to any such conversion of a Eurocurrency Rate Loan into a Revolving Credit Loan of another Type, such conversion shall only be made on the last day of the Interest Period with respect thereto and (iv) no Revolving Credit Loan may be converted into a Eurocurrency Rate Loan when any Default or Event of Default has occurred and is continuing. All or any part of outstanding Revolving Credit Loans of any Type may be converted into a Revolving Credit Loan of another Type as provided herein, provided that any partial conversion shall be in an aggregate principal amount of $500,000 or a whole multiple thereof. Each Conversion Request relating to the conversion of a Revolving Credit Loan to a Eurocurrency Rate Loan shall be irrevocable by the Domestic Borrowers.

                           2.7.2. Continuation of Type of Revolving Credit
         Loan. Any Revolving Credit Loan of any Type may be continued as a Revolving Credit Loan of the same Type upon the expiration of an Interest Period with respect thereto by compliance by the Domestic Borrowers with the notice provisions contained in section 2.7.1; provided that no Eurocurrency Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto ending during the continuance of any Default or Event of Default of which officers of the Agent active upon the Domestic Borrowers' account have actual knowledge. In the event that the Domestic Borrowers fail to provide any such notice with respect to the continuation of any Eurocurrency Rate Loan as such, then such Eurocurrency Rate Loan shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto. The Agent shall notify the Domestic Lenders promptly when any such automatic conversion contemplated by this section 2.7 is scheduled to occur.

                           2.7.3. Eurocurrency Rate Loans. Any conversion to or from Eurocurrency Rate Loans shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all Eurocurrency Rate Loans having the same Interest Period shall not be less than $1,000,000 or a whole multiple of $1,000,000 in excess thereof.

                           2.7.4. Conversion to Term Loans. Subject to and in accordance with section 4, on each Term Conversion Date, all or a portion of the Revolving Credit Loans then outstanding may at the Domestic Borrowers' option be converted to Term Loans.

                  2.8.  Funds for Revolving Credit Loans.

                           2.8.1. Funding Account. Not later than 11:00 a.m. (Hartford time) on the proposed Drawdown Date of any Revolving Credit Loans, upon receipt of the documents required by sections 12 and 13 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Agent will make available in immediately available funds, the amount of the requested Revolving Credit Loans by transferring such amount from the Domestic Borrowers' account with the Agent's Head Office, identified as the "ICT Funding Account" (the "Funding Account"), to such account or accounts maintained at Summit as the Domestic Borrowers shall have identified in its Revolving
         Credit Loan Request pursuant to section 2.6(E).

                           2.8.2. Funding of Funding Account. Not later than 11:00 a.m. (Hartford time) on the last Business Day of each calendar week, or on such other time or date as the Agent may designate to the Domestic Lenders from time to time (each such time, a "Settling Date"), each of the Domestic Lenders will make available to the Agent, at its Head Office, in immediately available funds, the amount of such Domestic Lender's Domestic Commitment Percentage of the debit balance on the Funding Account immediately prior to such Settling Date. Upon receipt from each Domestic Lender of such amounts, the Agent will credit the aggregate amount made available to the Agent by the Domestic Lenders on such Settling Date to the Funding Account.
         The failure or refusal of any Domestic Lender to make available to the Agent at the aforesaid time and place on any Settling Date the amount of its Domestic Commitment Percentage of the debit balance on the Funding Account immediately prior to such Settling Date shall not relieve any other Domestic Lender from its several obligation hereunder to make available to the Agent the amount of such other Domestic Lender's Domestic Commitment Percentage of such debit balance.

                           2.8.3. Credits to Funding Account by Agent. The Agent may, unless notified to the contrary by any Domestic Lender prior to a Settling Date, assume that such Domestic Lender has made available to the Agent on such Settling Date the amount of such Domestic Lender's Domestic Commitment Percentage of the debit balance on the Funding Account immediately prior to such Settling Date, and the Agent may (but it shall not be required to), in reliance upon such assumption, deposit a corresponding amount in the Funding Account. If any Domestic Lender makes available to the Agent such amount at any time after such Settling Date, such Domestic Lender shall pay to the Agent on demand an amount equal to the product of
         (i) the average computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, times (ii) the amount of such Domestic Lender's Domestic Commitment Percentage of such debit balance on the Funding Account, times (iii) a fraction, the numerator of which is the number of days that elapse from and including the date of such Settling Date to the date on which the amount of such Domestic Lender's Domestic Commitment Percentage of such debit balance shall become immediately available to the Agent, and the denominator of which is 360. A statement of the Agent submitted to such Domestic Lender with respect to any amounts owing under this paragraph shall be prima facie evidence of the amount due and owing to the Agent by such Domestic Lender. If the amount of such Domestic Lender's Domestic Commitment Percentage of such debit balance is not made available to the Agent by such Domestic Lender within three (3) Business Days following such Settling Date, the Agent shall be entitled to recover such amount from the Domestic Borrowers on demand, with interest thereon at the rate per annum applicable to the Revolving Credit Loans made most recently preceding such Settling Date.

                  2.9. Maturity of Revolving Credit Loans. The Domestic Borrowers jointly and severally promise to pay on the Revolving Credit Loan Maturity Date, and there shall become absolutely due and payable on the Revolving Credit Loan Maturity Date, all of the Revolving Credit Loans outstanding on such date, together with any and all accrued and unpaid interest thereon.

                  2.10. Optional Repayments of Revolving Credit Loans. The Domestic Borrowers shall have the right, at their election, to repay the outstanding amount of the Revolving Credit Loans, as a whole or in part, at any time without penalty or premium, provided that any full or partial prepayment of the outstanding amount of any Eurocurrency Rate Loans pursuant to this section
2.11 may be made only on the last day of the Interest Period relating thereto, unless all costs in connection with such prepayment are paid in full simultaneously with such prepayment pursuant to section 6.9. The Domestic Borrowers shall give the Agent, no later than 10:00 a.m., Hartford time, at least one (1) Business Day prior written notice of any proposed prepayment pursuant to this section 2.11 of Base Rate Loans, and three (3) Eurocurrency Business Days notice of any proposed prepayment pursuant to this section 2.11 of Eurocurrency Rate Loans, in each case specifying the proposed date of prepayment of Revolving Credit Loans and the principal amount to be prepaid. Each such partial prepayment of the Revolving Credit Loans shall be in an integral multiple of $500,000 in the case of Base Rate Loans, and $1,000,000 in the case of Eurocurrency Rate Loans, shall be accompanied by the payment of accrued interest on the principal prepaid to the date of prepayment and shall be applied, in the absence of instruction by the Domestic Borrowers, first to the principal of Base Rate Loans and then to the principal of Eurocurrency
Rate Loans or both, at the Agent's option. Each partial prepayment shall be allocated among the Domestic Lenders, in proportion, as nearly as practicable, to the respective unpaid principal amount of each Domestic Lender's Revolving Credit Note, with adjustments to the extent practicable to equalize any prior repayments not exactly in proportion.

         3.  UK CREDIT FACILITY.

                  3.1. Punt Loans. Subject to the terms and conditions set forth in this Credit Agreement, the UK Lender agrees to lend to the UK Borrowers and the UK Borrowers may borrow, repay, and reborrow from time to time between the Closing Date and the Revolving Credit Loan Maturity Date upon notice by a UK Borrower to the UK Lender's UK Lending Office given in accordance with section 3.4, Punt Loans for a specified Interest Period, provided that the Dollar Equivalent of the aggregate amount of (i) Punt Loans outstanding at any one time (after giving effect to all amounts requested) (such aggregate amount being referred to herein as "Total Punt Facility Usage") plus (ii) the Total Sterling Facility Usage shall not exceed the UK Commitment. Each request for a Punt Loan hereunder shall constitute a representation and warranty by the UK Borrowers that the conditions set forth in section 12 and section 13, in the case of the initial Punt Loans to be made on the Closing Date (if any), and section 13, in the case of all other Punt Loans, have been satisfied on the date of such request or acceptance, as the case may be. In no event shall any Lender other than the UK Lender be obligated to make any Punt Loans.

                  3.2. Sterling Facility Loans. Subject to the terms and conditions set forth in this Credit Agreement, the UK Lender agrees to lend to the UK Borrowers and the UK Borrowers may borrow, repay, and reborrow from time to time between the Closing Date and the Revolving Credit Loan Maturity Date either (i) upon notice by a UK Borrower to the UK Lender's UK Lending Office given in accordance with section 3.5, Sterling Loans for a specified Interest Period, or (ii) by means of overdraft advances on a UK Borrower's Sterling current account with the UK Lender's UK Lending Office (the "Sterling Overdraft Advances"); provided that the Dollar Equivalent of (i) the aggregate amount of all Sterling Loans and Sterling Overdraft Advances outstanding at any one time (after giving effect to all amounts requested) (such aggregate amount being referred to herein as "Total Sterling Facility Usage") plus the Total Punt Facility Usage shall not exceed the UK Commitment; and further provided that the Dollar Equivalent of the aggregate amount of all Sterling Overdraft Advances outstanding at any one time shall not exceed $2,000,000. Each request for a Sterling Loan hereunder and each acceptance of a Sterling Overdraft Advance under this section 3.2 shall constitute a representation and warranty by the UK Borrowers that the conditions set forth in section 12 and section 13, in the case of the initial Sterling Facility Loans to be made or issued on the Closing Date (if any), and section 13, in the case of all other Sterling Facility Loans, have been satisfied on the date of such request or acceptance, as the case may be. In no event shall any Lender other than the UK Lender be obligated to make any Sterling Facility Loans.

                  3.3. Interest on UK Loans. Except as otherwise provided in section 6.10, the UK Loans shall bear interest as follows:

                  (a) with respect to Sterling Overdraft Advances, interest shall be payable by the applicable UK Borrower on the day-to-day debit balance in the applicable UK Borrower's current account maintained with the UK Lender's UK Lending Office at a rate per annum equal to the sum of (i) the Sterling Base Rate plus (ii) one and three-quarter percent (1.75%); and shall (at the UK Lender's option) be deducted from such current account on each Interest Payment Date in respect of Sterling Overdraft Advances; and

                  (b) each UK Loan (other than Sterling Overdraft Advances) shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at a rate per annum equal to the sum of (i) the applicable Eurocurrency Rate determined for such Interest Period plus
         (ii) one and one-half percent (1.5%).

         The UK Borrowers jointly and severally promise to pay interest, in accordance with section 6.2.2, on each UK Loan in arrears on each Interest Payment Date with respect thereto. The provisions of section 2.7.2 shall apply mutatis mutandis with respect to the UK Loans (other than the Sterling Overdraft Advances), so that the UK Borrowers may have the same Interest Period options with respect to such UK Loans (other than Sterling Overdraft Advances) as the Domestic Borrowers would be entitled to with respect to the Revolving Credit Loans bearing interest by references to a Eurocurrency Rate; provided that no Punt Loans or Sterling Loans shall bear interest by reference to a Base Rate; and provided further that conversion to or from Punt Loans or Sterling Loans shall be in such amounts and be made pursuant to such elections that, after giving effect thereto, the Dollar Equivalent of the aggregate principal amount of Punt Loans or Sterling Loans, as the case may be, having the same Interest Period shall not be less than $500,000 or a whole multiple of $500,000 in excess thereof.

                  3.4. Requests for Punt Loans. The UK Borrowers shall give to the UK Lender's UK Lending Office written notice substantially in the form of Exhibit B hereto (or telephonic notice confirmed in a writing in the form of Exhibit B hereto) of each Punt Loan requested hereunder (a "Punt Loan Request") no less than two (2) Eurocurrency Business Days prior to the proposed Drawdown Date of such Eurocurrency Rate Loan. Each such notice shall specify (A) the principal amount of the Loan requested, (B) the proposed Drawdown Date of such Loan, (C) the Interest Period for such Loan, and (D) the account or accounts to which the principal amount of such Punt Loan is to be transferred. Each Punt Loan Request for a Punt Loan shall be irrevocable and binding on the applicable UK Borrower and shall obligate the applicable UK Borrower to accept the Punt Loan requested on the proposed Drawdown

Date therefor. Each such Punt Loan Request shall be in a minimum aggregate amount of the Punt Equivalent of $500,000 or an integral multiple thereof.

                  3.5. Requests for Sterling Loans. The UK Borrowers shall give to the UK Lender's UK Lending Office written notice substantially in the form of Exhibit B hereto (or telephonic notice confirmed in a writing in the form of Exhibit B hereto) of each Sterling Loan requested hereunder (also referred to herein as a "Sterling Loan Request") no less than two (2) Eurocurrency Business Days prior to the proposed Drawdown Date of such Eurocurrency Rate Loan. Each such notice shall specify (A) the principal amount of the Loan requested, (B) the proposed Drawdown Date of such Loan, (C) the Interest Period for such Loan, and (D) the account or accounts to which the principal amount of such Sterling Loan is to be transferred. Each Sterling Loan Request for a Sterling Loan shall be irrevocable and binding on the applicable UK Borrower and shall obligate the applicable UK Borrower to accept the Sterling Loan requested on the proposed Drawdown Date therefor. Each such Sterling Loan Request shall be in a minimum aggregate amount of the Sterling Equivalent of $500,000 or an integral multiple thereof.

                  3.6. Evidence of UK Loans. The obligations of the UK Borrowers to repay all amounts borrowed by them as UK Loans, all interest thereon and all other amounts payable by them in respect thereof shall be evidenced by this Credit Agreement, it being the intention of the parties hereto that the UK Borrowers' obligations with respect to the UK Loans owed by them is evidenced only as stated herein and not by separate promissory notes or other instruments. Each of the UK Borrowers irrevocably authorizes the UK Lender to make or cause to be made, at or about the time of the Drawdown Date of any UK Loan or at the time of receipt of any payment of principal on the UK Lender's UK Loans, an appropriate notation on the UK Lender's UK Loan Record reflecting the making of such UK Loan or (as the case may be) the receipt of such payment. The outstanding amount of the UK Loans set forth on the UK Lender's UK Loan Record shall be prima facie evidence of the principal amount thereof owing and unpaid to the UK Lender, but the failure to record, or any error in so recording, any such amount on the UK Lender's UK Loan Record shall not limit or otherwise affect the obligations of the UK Borrowers hereunder to make payments of principal of or interest on any UK Loan when due.

                  3.7. Maturity of UK Loans. The UK Borrowers jointly and severally promise to pay on the Revolving Credit Loan Maturity Date, or such earlier date as the Total Commitment or the UK Commitment shall terminate or the obligations with respect to the UK Loans shall be accelerated in accordance with section 14, and there shall become absolutely due and payable on the Revolving Credit Loan Maturity Date or such earlier date, all of the UK Loans outstanding on such date, together with any and all accrued and unpaid interest thereon.

                  3.8. Reduction of UK Commitment. The UK Borrowers shall have the right at any time and from time to time upon five (5) Eurocurrency Business Days prior written notice to the Agent and the UK Lender to reduce by $1,000,000 or an integral multiple thereof or terminate entirely the UK Commitment, whereupon the UK Commitment of the UK Lender shall be reduced by the amount specified in such notice or, as the case may be, terminated. Promptly after receiving any notice of the

UK Borrowers delivered pursuant to this section 3.8, the Agent will notify the UK Lender of the substance thereof. Upon the effective date of any such reduction or termination, the UK Borrowers shall pay to the Agent for the account of the UK Lender the full amount of any commitment fee then accrued on the amount of the reduction. No reduction or termination of the UK Commitment may be reinstated.

                  3.9.  European Monetary Union.

                  (a) If, as a result of the implementation of European monetary union, (i) Punts or Sterling ceases to be lawful currency of the nation issuing the same and is replaced by a European single currency (the so-called "Euro") or (ii) Punts or Sterling and the "Euro" are at the same time recognized by the central bank or comparable authority of the nation issuing Punts or Sterling, as the case may be, as lawful currency of such nation and the Agent or the UK Lender shall so request in a notice delivered to the UK Borrowers, then any amount payable hereunder by the UK Lender to any UK Borrower, or by any UK Borrower to the UK Lender, in Punts or Sterling, as the case may be, shall instead be payable in the "Euro" and the amount so payable shall be determined by translating the amount payable in Punts or Sterling, as the case may be, to the "Euro" at the exchange rate recognized by the European Central Bank for the purpose of implementing European monetary union.

                  (b) The UK Borrowers agree, at the request of the UK Lender, to compensate the UK Lender for any reasonable loss, cost, expense or reduction in return that shall be incurred or sustained by the UK Lender (other than through the UK Lender's gross negligence or willful misconduct) as a result of the implementation of European monetary union, that would not have been incurred or sustained but for the transactions provided for herein and that, to the extent that such loss, cost, expense or reduction is of a type generally applicable to extensions of credit similar to the extensions of credit hereunder, is generally being requested from borrowers subject to similar provisions. A certificate of the UK Lender setting forth
         (x) the amount or amounts necessary to compensate the UK Lender (y) describing the nature of the loss or expense sustained or incurred by the UK Lender as a consequence thereof and (z) setting forth a reasonably detailed explanation of the calculation thereof shall be delivered to the UK Borrowers and shall be conclusive absent manifest error. The UK Borrowers shall pay the UK Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

                  (c) Each of the UK Borrowers agrees, at the request of the UK Lender, at the time of or at any time following the implementation of European monetary union, to enter into an agreement amending this Credit Agreement in such manner as the UK Lender shall reasonably specify in order to reflect the implementation of such European monetary union to place the parties hereto in the position they would have been in had such European monetary union not been implemented.

         4.  THE TERM LOANS.

                  4.1. Term Conversion. Subject to the terms and conditions of this section 4, on each Term Conversion Date, all or a portion of the Revolving Credit Loans then outstanding, in a principal amount determined pursuant to section 4.2(a), may be converted to a term loan (all such Revolving Credit Loans converted on any Term Conversion Date, a "Term Loan", and all Revolving Credit Loans converted on all three Term Conversion Dates, collectively, the "Term Loans"). Each Term Loan shall mature on the related Term Loan Maturity Date.

                  4.2. Conditions to Conversion. The obligation of the Domestic Lenders to convert Revolving Credit Loans to Term Loans hereunder on each Term Conversion Date is subject to satisfaction by the Domestic Borrowers of the following conditions precedent on or prior to the applicable Term Conversion Date:

                  (a) the aggregate principal amount of the Revolving Credit Loans converted to a Term Loan on the applicable Term Conversion Date shall be determined as an amount equal ninety percent (90%) of the lesser of (i) purchase price (excluding freight and taxes) of the Capital Expenditure Collateral purchased with the proceeds of the Revolving Credit Loans during the immediately preceding 12-month period, as evidenced by invoices (in form and substance reasonably satisfactory to the Agent and the Lenders) for the purchase of such Capital Expenditure Collateral and (ii) the fair market value (as reasonably determined by the Agent) as of the date of purchase of such Capital Expenditure Collateral;

                  (b) the conditions set forth in section 13 shall be satisfied on the applicable Term Conversion Date; and

                  (c) the Domestic Borrowers shall have delivered to the Agent and the Domestic Lenders such agreements and documentation
         (including, without limitation, the Term Notes referenced in section 4.3) as the Agent and the Domestic Lenders shall in good faith require to evidence the conversion of the outstanding Revolving Credit Loans to a Term Loan.

                  4.3. The Term Notes. Each of the First Tranche, the Second Tranche and the Third Tranche of the Term Loan shall be evidenced by separate promissory notes of the Domestic Borrowers in substantially the form of Exhibit C hereto (each a "Term Note"), dated the applicable Term Conversion
Date and completed with appropriate insertions. One Term Note shall be payable to the order of each Domestic Lender with respect to each Tranche of the Term Loan in a principal amount equal to such Domestic Lender's Domestic Commitment Percentage of such Tranche, representing the obligation of the Domestic Borrowers to pay to such Domestic Lender such principal amounts or, if less, the outstanding amount of such Domestic Lender's Domestic Commitment
Percentage of such Tranche of the Term Loan, plus interest accrued thereon, as set forth below. Each of the Domestic Borrowers irrevocably authorizes each Domestic Lender to make or cause to be made a notation or notations on the Record(s) of the Term Notes held by such Domestic Lender reflecting the original principal amount of such Domestic Lender's Domestic Commitment Percentage of the applicable Tranches of the Term Loan and, at or about the time of such Domestic Lender's receipt of any principal payment on such Domestic Lender's Term Note(s), an appropriate notation on such Domestic Lender's Term Note Record(s) reflecting such payment. The aggregate unpaid amount set forth on such Record(s) shall be prima facie evidence of the principal amount thereof owing and unpaid to such Domestic Lender, but the failure to record, or any error in so recording, any such amount on such Record(s) shall not affect the obligations of the Domestic Borrowers to make payments of principal of and interest on any Term Note when due.

                  4.4. Mandatory Payments of Principal of Term Loans. The Domestic Borrowers jointly and severally promise to pay to the Agent for the account of the Domestic Lenders the outstanding aggregate principal amount of each Tranche of the Term Loans in fifty-four (54) consecutive equal monthly installments, with such installments due and payable on the 21st day of each calendar month, commencing on the 21st day of the first calendar month following the applicable Term Conversion Date for such Tranche; provided, that the aggregate principal balance of each Tranche of the Term Loans, together with all interest accrued thereon and all fees and expenses in connection therewith, shall be due and payable in full on the related Term Loan Maturity Date.

                  4.5.  Optional Prepayment of Term Loans.

                           4.5.1. Floating Rate Term Loans. So long as the Term Loans are not bearing interest at the Fixed Rate pursuant to section 4.6.4, the Domestic Borrowers shall have the right at any time to prepay the Term Notes on or before the applicable Term Loan Maturity Date, as a whole or in part, upon not less than five (5) Business Days prior written notice to the Agent, without premium or penalty, provided that (i) each partial prepayment shall be in the principal amount of $500,000 or an integral multiple thereof, (ii) no portion of the Term Loan bearing interest at a Eurocurrency Rate may be prepaid pursuant to this section 4.5 except on the last day of the Interest Period relating thereto, unless all costs in connection with such prepayment are paid in full simultaneously with such prepayment pursuant to section 6.9,
         (iii) each partial prepayment of any portion of the Term Loans made by the Domestic Borrowers shall be applied pro rata against the scheduled installments of principal due on each of the Tranches of the Term Loans, in the inverse order of maturity, and (iv) each partial prepayment made with respect to any shall be allocated among the Domestic Lenders, in proportion, as nearly as practicable, to the respective outstanding amount of each Domestic Lender's Term Notes in respect of such Tranche, with adjustments to the extent practicable to equalize any prior prepayments not exactly in proportion. Any prepayment of principal of the Term Loans shall include all interest accrued to the date of prepayment. No amount repaid with respect to the Loans denominated as Term Loans may be reborrowed.

                           4.5.2. Fixed Rate Term Loans. If, at any time (i) the interest rate on the Term Loans is a Fixed Rate, and (ii) the Domestic Lenders in their sole discretion determine that current market conditions can accommodate a prepayment request, the Domestic Borrowers shall have the right at any time to prepay the loan in whole (but not in part) in accordance with the provisions of section 4.5.1; provided, that the Domestic Borrowers shall pay to the Domestic Lenders a yield maintenance fee in an amount computed as follows: The current rate for United States Treasury securities (bills on a discounted basis shall be converted to a bond equivalent) with a maturity date closest to the applicable Maturity Date as to which the prepayment is made, shall be subtracted from the "cost of funds" component of the Fixed Rate in effect at the time of prepayment. If the result is zero or a negative number, there shall be no yield maintenance fee. If the result is a positive number, then the resulting percentage shall be multiplied by the amount of the principal balance being prepaid. The resulting amount shall be divided by 360 and multiplied by the number of days remaining until the applicable Maturity Date as to which the prepayment is made. Said amount shall be reduced to present value calculated by using the number of days remaining in the designated term and using the above-referenced United States Treasury security rate and the number of days remaining in the term until the applicable Maturity Date as to which the prepayment is made. The resulting amount shall be the yield maintenance fee due to the Domestic Lenders upon prepayment of the Term Loans. If by reason of an Event of Default during any period in which the Term Loans bear interest at the Fixed Rate the Agent declares the Loans to be immediately due and payable, then any yield maintenance fee with respect to the Term Loans shall become due and payable in the same manner as though the Domestic Borrowers had exercised such right of prepayment.

                  4.6.  Interest on the Term Loans.

                  4.6.1. Interest Rates. Except as otherwise provided in section
         4.6.4 or section 6.10, the Term Loans shall bear interest during each Interest Period at the following rates:

                                    (a) to the extent that all or any portion
                  of any Term Loan bears interest during such Interest Period with reference to a Base Rate, such Term Loan or such portion thereof shall bear interest during such Interest Period at a rate per annum equal to the difference of (i) the applicable Base Rate minus (ii) one-half of one percent (0.5%); and

                                    (b) to the extent that all or any portion
                  of any Term Loan bears interest during such Interest Period with reference to a Eurocurrency Rate, such Term Loan or such portion thereof shall bear interest during such Interest Period at a rate per annum equal to the sum of (i) the applicable Eurocurrency Rate determined for such Interest Period plus (ii) one and one-half of one percent (1.5%); and

                                    (c) to the extent that all or any portion of
                  any Term Loan bears interest during such Interest Period with reference to the Fixed Rate pursuant to section 4.6.4, such Term Loan or such portion thereof shall bear interest during such Interest Period at the Fixed Rate determined in accordance with section 4.6.4.

                  The Domestic Borrowers jointly and severally promise to pay interest, in accordance with sections 6.2.2 or 4.6.4, as applicable, on the Term Loans or any portion thereof outstanding during each Interest Period in arrears on each Interest Payment Date applicable to such Interest Period.

                           4.6.2. Notification by the Domestic Borrowers. The Domestic Borrowers shall notify the Agent, such notice to be irrevocable, at least three (3) Eurocurrency Business Days prior to the Term Conversion Date in respect of any Tranche of the Term Loan if all or any portion of such Tranche of the Term Loan is to bear interest at a Eurocurrency Rate. After the applicable Term Conversion Date for any Tranche of the Term Loan, the provisions of section 2.7 (including the limitations in section 2.7.3) shall apply mutatis mutandis with respect to such Tranche, so that the Domestic Borrowers may have the same interest rate options with respect to such Tranche as the Domestic Borrowers would be entitled to with respect to the Revolving Credit Loans.

                           4.6.3. Amounts, etc. Any portion of the Term Loan bearing interest at a Eurocurrency Rate relating to any Interest Period shall be in the amount of $500,000 or an integral multiple thereof. No Interest Period relating to any Tranche of the Term Loan or any portion thereof bearing interest at a Eurocurrency Rate shall extend beyond the date on which a regularly scheduled installment payment of principal with respect to such Tranche of the Term Loan is to be made unless a portion of the Term Loan at least equal to such installment payment has an Interest Period ending on such date or is then bearing interest at a Base Rate.

                           4.6.4. Fixed Rate Option. Notwithstanding anything herein to the contrary, the Domestic Borrowers shall have a one-time option, exercisable at any time after the Revolving Credit Maturity Date, to elect that all (but not less than all) of the Term Loans then outstanding shall be converted to bear interest through the applicable Term Loan Maturity Date in respect of each such Term Loan at a fixed rate (the "Fixed Rate") determined by the Agent as the sum of (i) the Domestic Lenders' Cost of Funds at such time, plus (ii) one and one-half of one percent (1.50%). The Domestic Borrowers shall provide the Agent and the Domestic Lenders with written notice of such election, which notice shall be irrevocable, not less than five
         (5) Business Days prior to the interest payment date on which the Term Loans are to be converted to bear interest at the Fixed Rate.

         5.  GUARANTY

                  5.1. Guaranty. Each of ICT, Eurotel, Yardley, Harvest and ICT/Canada (in their capacity as guarantors under this section 5, the "Guarantors") unconditionally and irrevocably guarantees to the Agent and the Lenders, and their respective successors, endorsers, transferees and assigns, the full and prompt payment when due (whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise) and performance of the Obligations of all Borrowers (other than itself) hereunder to the Agent and the Lenders (the "Guaranteed Obligations"). The Guaranteed Obligations include interest which, but for an Insolvency Proceeding, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against the Borrowers for such interest in any such Insolvency Proceeding. Each of the Guarantors absolutely, unconditionally and irrevocably, on a joint and several basis, agrees to indemnify the Agent and the Lenders on demand from and against any loss or liability suffered by such holder if any of the Guaranteed Obligations is or becomes unenforceable, invalid or illegal.

                  5.2. Separate Obligation. Each Guarantor acknowledges and agrees (i) that the Guaranteed Obligations are separate and distinct from any indebtedness, obligations or liabilities arising under or in connection with any other agreement, instrument or guaranty, including under any provision of this Agreement other than this section 5, executed at any time by such Guarantor in favor of the Agent or any of the Lenders, and (ii) such Guarantor shall pay and perform all of the Guaranteed Obligations as required under this section 5, and the Agent and the Lenders may enforce any and all of their rights and remedies hereunder, without regard to any other agreement, instrument or guaranty, including any provision of this Agreement other than this section 5, at any time executed by such Guarantor in favor of the Agent or any of the Lenders, regardless of whether or not any such other agreement, instrument or guaranty, or any provision thereof or hereof, shall for any reason become unenforceable or any of the indebtedness, obligations or liabilities thereunder shall have been discharged, whether by performance, avoidance or otherwise. Each Guarantor acknowledges that in providing benefits to the Borrowers, the Agent and the Lenders are relying upon the enforceability of this section 5 and the Guaranteed Obligations as separate and distinct indebtedness, obligations and liabilities of such Guarantor, and each Guarantor agrees that the Agent and the Lenders would be denied the full benefit of their bargain if at any time this section 5 or the Guaranteed Obligations were treated any differently. The fact that the Guaranty of each Guarantor is set forth in this Agreement rather than in a separate guaranty document is for the convenience of the Borrowers and the Guarantors and shall in no way impair or adversely affect the rights or benefits of the Lenders or the Agent under this section 5. Each Guarantor agrees to execute and deliver a separate agreement satisfactory to Agent and the Lenders, immediately upon the reasonable request at any time of the Agent or any Lender, evidencing such Guarantor's obligations under this section 5. Upon the occurrence of any Event of Default, a separate action or actions may be brought against each Guarantor, whether or not any Borrower or any other guarantor or Person is joined therein or a separate action or actions are brought against any Borrower or any such other guarantor or Person.

                  5.3. Limitation of Guaranty. To the extent that any United States court of competent jurisdiction shall impose by final judgment under applicable law (including sections 544 and 548 of the United States Bankruptcy
Code) any limitations on the amount of any Guarantor's liability with respect to the Guaranteed Obligations which the Agent or the Lenders can enforce under this section 5, the Agent and the Lenders by their acceptance hereof accept such limitation on the amount of such Guarantor's liability hereunder to the extent needed to make this section 5 fully enforceable and nonavoidable.

                  5.4. Liability of Guarantor. The liability of each Guarantor under this section 5 shall be irrevocable, absolute, independent and unconditional, and shall not be affected by any circumstance which might constitute a discharge of a surety or guarantor other than the indefeasible payment and performance in full of all Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

                  (a) such Guarantor's liability hereunder shall be the immediate, direct, and primary obligation of such Guarantor and shall not be contingent upon the Agent's or any Lender's exercise or enforcement of any remedy it may have against the Borrower or any other Person, or against any collateral or other security for any Guaranteed Obligations;

                  (b) this Guaranty is a guaranty of payment when due and not merely of collectibility;

                  (c) the Agent and the Lenders may enforce this section 5 upon the occurrence of an Event of Default notwithstanding the existence of any dispute among the Agent and the Lenders and any Borrower with respect to the existence of such Event of Default;

                  (d) such Guarantor's payment of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge such Guarantor's liability for any portion of the Guaranteed Obligations remaining unsatisfied; and

                  (e) such Guarantor's liability with respect to the Guaranteed Obligations shall remain in full force and effect without regard to, and shall not be impaired or affected by, nor shall such Guarantor be exonerated or discharged by, any of the following events:

                           (i)   any Insolvency Proceeding;

                           (ii) any limitation, discharge, or cessation of the liability of any Borrower or any other guarantor or Person for any Guaranteed Obligations due to any statute, regulation or rule of law, or any invalidity or unenforceability in whole or in part of any of the Guaranteed Obligations or the Loan Documents;

                           (iii) any merger, acquisition, consolidation or
                  change in structure of any Borrower or any other guarantor or Person, or any sale, lease, transfer or other disposition of any or all of the assets or shares of the Borrower or any other guarantor or other Person;

                            (iv) any assignment or other transfer, in whole or
                  in part, of the Agent's or any Lender's interests in and rights under this guaranty or the other Loan Documents;

                             (v) any claim, defense, counterclaim or set-off,
                  other than that of prior performance, that the Borrowers, such Guarantor, any other guarantor or other Person may have or assert, including any defense of incapacity or lack of corporate or other authority to execute any of the Loan Documents;

                           (vi) the Agent's or any Lender's amendment,
                  modification, renewal, extension, cancellation or surrender of any Loan Document or any Guaranteed Obligations;

                           (vii) the Agent's or any Lender's exercise or
                  nonexercise of any power, right or remedy with respect to any Guaranteed Obligations or any Collateral;

                           (viii) the Agent's or any Lender's vote, claim,
                  distribution, election, acceptance, action or inaction in any Insolvency Proceeding; and

                           (ix) any other guaranty, whether by any Guarantor
                  or any other Person, of all or any part of the Guaranteed Obligations or any other indebtedness, obligations or liabilities of the Borrowers to the Agent or the Lenders.

                  5.5. Consents of Guarantor. Each Guarantor hereby unconditionally consents and agrees that, without notice to or further assent from such Guarantor:

                  (a) the principal amount of the Guaranteed Obligations may be increased or decreased and additional indebtedness or obligations of the Borrowers under the Loan Documents may be incurred and the time, manner, place or terms of any payment under any Loan Document be extended or changed, by one or more amendments, modifications, renewals or extensions of any Loan Document or otherwise;

                  (b) the time for any Borrower's (or any other Person's) performance of or compliance with any term, covenant or agreement on its part to be performed or observed under any Loan Document may be extended, or such performance or compliance waived, or failure in or departure from such performance or compliance consented to, all in such manner and upon such terms as the Agent and the Lenders (or the Majority Lenders, as the case may be) may deem proper;

                  (c) the Agent and the Lenders may request and accept other guaranties and may take and hold other security as collateral for the Guaranteed Obligations, and may, from time to time, in whole or in part, exchange, sell, surrender, release, subordinate, modify, waive, rescind, compromise or extend such other guaranties or security and may permit or consent to any such action or the result of any such action, and may apply such security and direct the order or manner of sale thereof; and

                  (d) the Agent and the Lenders may exercise, or waive or otherwise refrain from exercising, any other right, remedy, power or privilege even if the exercise thereof affects or eliminates any right of subrogation or any other right of such Guarantor against the Borrowers.

                  5.6. Guarantor's Waivers. Each Guarantor waives and agrees not to assert:

                  (a) any right to require the Agent or any Lender to proceed against any Borrower, any other guarantor or any other Person, or to pursue any other right, remedy, power or privilege of the Agent or any Lender whatsoever;

                  (b) the defense of the statute of limitations in any action hereunder or for the collection or performance of the Guaranteed Obligations;

                  (c) any defense arising by reason of any lack of corporate or other authority or any other defense of any Borrower, such Guarantor or any other Person;

                  (d) any defense based upon the Agent's or any Lender's errors or omissions in the administration of the Guaranteed Obligations;

                  (e)      any rights to set-offs and counterclaims;

                  (f) without limiting the generality of the foregoing, to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties, or which may conflict with the terms of this section 5; and

                  (g) any and all notice of the acceptance of this guaranty, and any and all notice of the creation, renewal, modification, extension or accrual of the Guaranteed Obligations, or the reliance by the Agent and the Lenders upon this guaranty, or the exercise of any right, power or privilege hereunder. The Guaranteed Obligations shall conclusively be deemed to have been created, contracted, incurred and permitted to exist in reliance upon this guaranty. Each Guarantor waives promptness, diligence, presentment, protest, demand for payment, notice of default, dishonor or nonpayment and all other notices to or upon the Borrowers, such Guarantor or any other Person with respect to the Guaranteed Obligations.

                  5.7. Financial Condition of Borrowers. No Guarantor shall have any right to require the Agent or the Lenders to obtain or disclose any information with respect to: the financial condition or character of any Borrower or the ability of any Borrower to pay and perform the Guaranteed Obligations; the Guaranteed Obligations; any collateral or other security for any or all of the Guaranteed Obligations; the existence or nonexistence of any other guarantees of all or any part of the Guaranteed Obligations; any action or inaction on the part of the Agent or the Lenders or any other Person; or any other matter, fact or occurrence whatsoever. Each Guarantor hereby acknowledges that it has undertaken its own independent investigation of the financial condition of the Borrowers and all other matters pertaining to this Guaranty and further acknowledges that it is not relying in any manner upon any representation or statement of the Agent or any Lender with respect thereto.

                  5.8. Subrogation. Until the Guaranteed Obligations shall be satisfied in full and all commitments to lend hereunder shall be terminated, each Guarantor shall not have, and shall not directly or indirectly exercise,
(i) any rights that it may acquire by way of subrogation under this section 5, by any payment hereunder or otherwise, (ii) any rights of contribution, indemnification, reimbursement or similar suretyship claims arising out of this section 5 or (iii) any other right which it might otherwise have or acquire (in any way whatsoever) which could entitle it at any time to share or participate in any right, remedy or security of the Lenders or the Agent as against any Borrower or other guarantors, whether in connection with this section 5, any of the other Loan Documents or otherwise. If any amount shall be paid to any Guarantor on account of the foregoing rights at any time when all the Guaranteed Obligations shall not have been paid in full, such amount shall be held in trust for the benefit of the Agent and the Lenders and shall forthwith be paid to the Agent to be credited and applied to the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.

                  5.9. Subordination. All Subordinated Affiliate Indebtedness shall be subject, subordinate and junior in right of payment and exercise of remedies to the prior payment in full in cash or cash equivalents of the Guaranteed Obligations, as described in, and in accordance with the provisions of, section 6.13.

                  5.10. Continuing Guaranty. This guaranty is a continuing guaranty and agreement of subordination and shall continue in effect and be binding upon each Guarantor until termination of all commitments to lend hereunder and payment and performance in full of the Guaranteed Obligations, including Guaranteed Obligations which may exist continuously or which may arise from time to time under successive transactions, and each Guarantor expressly acknowledges that this guaranty shall remain in full force and effect notwithstanding that there may be periods in which no Guaranteed Obligations exist.

                  5.11. Reinstatement. This Guaranty shall continue to be effective or shall be reinstated and revived, as the case may be, if, for any reason, any payment of the Guaranteed Obligations by or on behalf of the Borrowers (or receipt of any proceeds of collateral) shall be rescinded, invalidated, declared to be fraudulent or preferential, set aside, voided or otherwise required to be repaid to the Borrowers, their estate, trustee, receiver or any other Person (including under the United States Bankruptcy Code or other state or federal law), or must otherwise be restored by the Agent or any Lender, whether as a result of Insolvency Proceedings or otherwise. All losses, damages, costs and expenses that the Agent or the Lenders may suffer or incur as a result of any voided or otherwise set aside payments shall be specifically covered by the indemnity in favor of the Lenders and the Agent contained in section 18.

                  5.12. Substantial Benefits. The funds that have been borrowed from the Lenders by the Borrowers have been and are to be contemporaneously used for the direct or indirect benefit of the Borrowers and each Guarantor. It is the position, intent and expectation of the parties that the Borrowers and each Guarantor have derived and will derive significant and substantial direct or indirect benefits from the accommodations that have been made by the Lenders under the Loan Documents. Each Guarantor has received at least "reasonably equivalent value" (as such phrase is used in section 548 of the United States Bankruptcy Code and in comparable provisions of other applicable law) and more than sufficient consideration to support its obligations hereunder in respect of the Guaranteed Obligations and under any of the Loan Documents to which it is a party. Immediately prior to and after and giving effect to the incurrence of each Guarantor's obligations under this guaranty, such Guarantor will be solvent.

                  5.13. Knowing and Explicit Waivers. EACH GUARANTOR ACKNOWLEDGES THAT IT EITHER HAS OBTAINED THE ADVICE OF LEGAL COUNSEL OR HAS HAD THE OPPORTUNITY TO OBTAIN SUCH ADVICE IN CONNECTION WITH THE TERMS AND PROVISIONS OF THIS SECTION 5. EACH GUARANTOR ACKNOWLEDGES AND AGREES THAT EACH OF THE WAIVERS AND CONSENTS SET FORTH HEREIN ARE MADE WITH FULL KNOWLEDGE OF THEIR SIGNIFICANCE AND CONSEQUENCES, AND THAT ALL SUCH WAIVERS AND CONSENTS HEREIN ARE EXPLICIT AND KNOWING AND WHICH EACH GUARANTOR EXPECTS TO BE FULLY ENFORCEABLE.

         If, while any Subordinated Affiliate Indebtedness is outstanding, any Insolvency Proceeding is commenced by or against any Borrower or Subsidiary Guarantor or its property, the Agent, when so instructed by the Majority Lenders, is hereby irrevocably authorized and empowered (in the name of the Lenders or in the name of the applicable Guarantor or otherwise), but shall have no obligation, to demand, sue for, collect and receive every payment or distribution in respect of the Subordinated Affiliate Indebtedness and give acquittance therefor and to file claims and proofs of claim and take such other action (including voting the Subordinated Affiliate Indebtedness) as it may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of the Agent and the Lenders; and each Guarantor shall promptly take such action as the Agent (on instruction from the Majority Lenders) may reasonably request (A) to collect the Subordinated Affiliate Indebtedness for the account of the Lenders and to file appropriate claims or proofs of claim in respect of the Subordinated Affiliate Indebtedness, (B) to execute and deliver to the Agent such powers of attorney, assignments and other instruments as it may request to enable it to enforce any and all claims with respect to the Subordinated Affiliate Indebtedness, and (C) to collect and receive any and all Subordinated Affiliate Indebtedness Payments.

                  5.14. ICT/Canada Maximum Amount. Notwithstanding any provision to the contrary contained herein, ICT/Canada's liability under this section 5 shall not exceed an amount equal to $1,000,000 (the "ICT/Canada Maximum Amount"). It is understood, however, that the amount of ICT/Canada's liability under this section 5 shall not be reduced or affected in any manner by any payments made by the Borrowers or any other guarantor of the Obligations or collections made from any of the collateral for the Obligations, it being intended that the liability of ICT/Canada hereunder remain at the ICT/Canada Maximum Amount until the Obligations have been paid in full and all Commitments have been terminated or until ICT/Canada has paid the full amount of the ICT/Canada Maximum Amount.

         ICT/Canada shall deliver to the Agent within forty-five (45) days after the end of each calendar year, a solvency certificate evidencing the maximum amount of the

Obligations that may lawfully be guaranteed by ICT/Canada pursuant to the laws of Canada. Upon the Agent's reasonable determination that any such solvency certificate discloses an increase in the amount of Obligations that may lawfully be guaranteed by ICT/Canada under the laws of Canada, then ICT/Canada and each of the Borrowers shall promptly enter into an agreement amending this section
5.14 to increase the ICT/Canada Maximum Amount to such maximum lawful amount.

         6.  CERTAIN GENERAL PROVISIONS.

                  6.1.  Fees.

                           6.1.1. Facility Fee. ICT is paying
         contemporaneously herewith to the Agent for the pro rata accounts of the Domestic Lenders a non-refundable facility fee in the amount of $50,000 in accordance with the terms of a certain fee letter of even date herewith between ICT and the Domestic Lenders.

                           6.1.2.  Commitment Fees.

                                    (a) The Borrowers agree to pay to the
                  Agent for the accounts of the Domestic Lenders in accordance with their respective Domestic Commitment Percentages a commitment fee calculated at a rate of one-quarter of one percent (0.25%) per annum on the average daily amount during each calendar quarter or portion thereof from the Closing Date to the Revolving Credit Loan Maturity Date by which the Total Domestic Commitment exceeds the Total Domestic Usage.

                                    (b) The UK Borrowers agree to pay to the
                  Agent for the account of the UK Lender a commitment fee calculated at a rate of one-quarter of one percent (0.25%) per annum on the average daily amount during each calendar quarter or portion thereof from the Closing Date to the Revolving Credit Loan Maturity Date by which the UK Commitment exceeds the Total UK Usage.

                                    (c) During such calendar quarter the
                  commitment fees set forth in this section 6.1.2 shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter, commencing on the first such date following the date hereof, with a final payment on the Revolving Credit Loan Maturity Date or any earlier date on which the Commitments shall terminate. If requested by ICT, the Agent shall provide ICT with a statement showing the amount of the commitment fees then due and payable under this section 6.1.2 for the applicable calendar quarter after such commitment fees have been calculated by the Agent.

                  6.2.  Payment Provisions.

                           6.2.1. Currency of Account. Dollars are the currency of account and payment for each and every sum at any time due from the Borrowers hereunder; provided that:

                                    (a) each repayment of a Loan or a part
                  thereof shall be made in the currency in which such Loan is denominated at the time of that repayment;

                                    (b) each payment of interest shall be made
                  in the currency in which the sum in respect of which such interest is payable is denominated;

                                    (c) each payment in respect of costs and
                  expenses shall be made in the currency in which the same were incurred;

                                    (d) each payment of commitment fees
                  pursuant to section 6.1.2 allocable to the Domestic Commitments of the Domestic Lenders shall be made in Dollars, and each payment of commitment fees pursuant to section 6.1.2 allocable to the UK Commitment of the UK Lender shall be made in Sterling; and

                                    (e) any amount expressed to be payable in
                  a currency other than Dollars shall be paid in that other currency.

                           6.2.2. Application of Interest Payments. Interest and commissions payable by the Borrowers shall be paid as follows:

                                    (a) as to interest and commissions due with
                           respect to UK Loans to the UK Lender, for the account of the UK Lender;

                                    (b) as to interest due with respect to
                           Term Loans, to the Agent for the account of the Domestic Lenders in the proportion of their respective Domestic Commitment Percentages from time to time; and

                                    (c) as to interest due with respect to
                           Revolving Credit Loans, to the Agent for the account of the Domestic Lenders in the proportion of their respective Domestic Commitment Percentages from time to time.

                           6.2.3. Judgment Currency. If any sum due from a Borrower under this Credit Agreement or any order or judgment given or made in relation hereto has to be converted from the currency (the "first currency") in which the same is payable hereunder or under such order or judgment into another currency (the "second currency") for the purpose of (i) making or filing a claim or proof against such Borrower, (ii) obtaining an order or judgment in any court or other tribunal or (iii) enforcing any order or judgment given or made in relation hereto, such Borrower shall indemnify and hold harmless each of the Persons to whom such sum is due from and against any loss suffered as a result of any discrepancy between (A) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and (B) the rate or rates of exchange at which such Person may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof.

                           6.2.4. Time of Payment. On each date on which this Credit Agreement requires an amount to be paid by any of the Borrowers or any of the Lenders hereunder, such Borrower or, as the case may be, such Lender shall make the same available to the Agent or, as the case may be, the Lender to such account as the Agent or the Lender shall have notified to any of the Borrowers or to such Lender, as the case may be. Each such payment which is made for the account of a Person other than the Agent shall be made in time reasonably sufficient to enable the Agent to make available such other Person's portion thereof for value the same day.

                           6.2.5. Payments by Agent. Where a sum is to be paid hereunder to the Agent for the account of another Person, the Agent shall not be obliged to make the same available to that other Person until the Agent has been able to establish to its satisfaction that it has actually received such sum, but if the Agent does so and it proves to be the case that the Agent has not actually received the sum it paid out, then the Person to whom such sum was so made available shall on request refund the same to the Agent, together with an amount sufficient to reimburse the Agent for any amount it may have been required to pay out by way of interest on moneys borrowed to fund the sum in question during the period beginning on the due date for payment thereof and ending on the date on which it receives the same.

                           6.2.6. No Offset, etc. All payments by the Borrowers hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless any of the Borrowers is compelled by law to make such deduction or withholding. If any such obligation is imposed upon a Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, such Borrower will pay to the Agent, for the account of the Lenders or (as the case may be), the Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount as shall be necessary to enable the Lenders or the Agent to receive the same net amount in the same currency which the Lenders or the Agent would have received on such due date had no such obligation been imposed upon such Borrower. Each Borrower so affected will deliver, within thirty
         (30) days of any such deduction or payment, to the Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by such Borrower hereunder or under such other Loan Document.

                  6.3. Computations. All computations of interest on the Loans denominated in Dollars and of commitment fees or other fees shall, unless otherwise expressly provided herein, be based on a 360-day year and paid for the actual number of days elapsed. All computations of interest on the UK
Loans shall, unless otherwise
expressly provided herein, be based on a 365-day year and paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term "Interest Period" with respect to Eurocurrency Rate Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The outstanding amount of the Loans as reflected on the Revolving Credit Note Records, the Term Note Records and the UK Loan Records from time to time shall be considered correct and binding on the applicable Borrower unless within five (5) Business Days after receipt of any notice by the Agent or any of the Lenders of such outstanding amount, the UK Lender or such Domestic Lender, as the case may be, shall notify such Borrower to the contrary.

                  6.4. Inability to Determine Eurocurrency Rate. In the event, prior to the commencement of any Interest Period relating to any Eurocurrency Rate Loan, the Agent shall determine or be notified by the UK Lender, if such Loan is a UK Loan, or the Majority Domestic Lenders, with respect to any other Loan, that adequate and reasonable methods do not exist for ascertaining the applicable Eurocurrency Rate that would otherwise determine the rate of interest to be applicable to such Eurocurrency Rate Loan, the Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrowers and the Lenders) to the applicable Borrower(s) and to the applicable Lender(s). In such event (i) any Loan Request or Conversion Request with respect to Eurocurrency Rate Loans shall be automatically withdrawn and (except in the case of Sterling Loans and Punt Loans) shall be deemed a request for Base Rate Loans, (ii) each Eurocurrency Rate Loan (other than Sterling Loans and Punt Loans) will automatically, on the last day of the then current Interest Period relating thereto, become a Base Rate Loan, (iii) the UK Borrowers shall repay each Sterling Loan and each Punt Loan (or replace each such Loan with Revolving Credit Loans bearing interest at the Base Rate) on the last day of the then current Interest Period relating to such Sterling Loan or Punt Loan, and (iv) the obligations of the Domestic Lenders or, as the case may be, the UK Lender to make Eurocurrency Rate Loans shall be suspended until the Agent or, as the case may be, the UK Lender or Majority Domestic Lenders determine that the circumstances giving rise to such suspension no longer exist, whereupon the Agent or, as the case may be, the Agent upon the instruction of the UK Lender or the Majority Domestic Lenders, shall so notify the applicable Borrower(s) and the applicable Lender(s).

                  6.5. Illegality. Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurocurrency Rate Loans, such Lender shall forthwith give notice of such circumstances to ICT and the other Lenders, if so affected, shall forthwith give notice of such circumstances to the Borrowers and the Agent, and thereupon (i) the commitment of such Lender to make Eurocurrency Rate Loans or convert Loans of another Type to Eurocurrency Rate Loans shall forthwith be suspended, (ii) such Lender's Loans (other than Sterling Loans and Punt Loans) then outstanding as Eurocurrency Rate Loans, if any, shall be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such Eurocurrency Rate Loans or within such earlier period as may be required by law, and (iii) the UK Borrowers shall immediately repay any Punt Loans and Sterling Loans then outstanding or replace such loans with Revolving Credit Loans bearing interest at the Base Rate. The Borrowers hereby jointly and severally agree promptly to pay the Agent for the account of such Lender upon demand by such Lender, any additional amounts necessary to compensate such Lender for any costs reasonably incurred by such Lender in making any conversion in accordance with this section 6.5, including any interest or fees payable by such Lender to lenders of funds obtained by it in order to make or maintain its Eurocurrency Rate Loans hereunder.

                  6.6. Additional Costs, etc. If any present or future applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Lender or the Agent by any central Lender or other fiscal, monetary or other authority (whether or not having the force of law), shall:

                  (a) subject any Lender or the Agent to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Credit Agreement, the other Loan Documents, such Lender's Domestic Commitment or UK Commitment or the Loans (other than taxes based upon or measured by the income or profits of such Lender or the Agent or bank franchise taxes), or

                  (b) materially change the basis of taxation (except for changes in taxes on income or profits or bank franchise taxes) of payments to any Lender of the principal of or the interest on any Loans or any other amounts payable to any Lender or the Agent under this Credit Agreement or any of the other Loan Documents, or

                  (c) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Credit Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or letters of credit issued by, or commitments of an office of any Lender, or

                  (d) impose on any Lender or the Agent any other conditions or requirements with respect to this Credit Agreement, the other Loan Documents, the Loans, such Lender's Domestic Commitment or UK Commitment, or any class of loans, letters of credit or commitments of which any of the Loans or such Lender's Domestic Commitment or UK Commitment forms a part, and the result of any of the foregoing is

                           (i) to increase the cost to any Lender of making,
                  funding, issuing, renewing, extending or maintaining any of the Loans or such Lender's Domestic Commitment or UK Commitment, or

                           (ii) to reduce the amount of principal, interest,
                  or other amount payable to such Lender or the Agent hereunder on account of such Lender's Domestic Commitment or UK Commitment or any of the Loans, or

                           (iii) to require such Lender or the Agent to make
                  any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Lender or the Agent from the Borrowers hereunder, then, and in each such case, the Borrowers will, within fifteen (15) days after demand made by such Lender or (as the case may be) the Agent at any time and from time to time and as often as the occasion therefor may arise jointly and severally pay to such Lender or the Agent such additional amounts as will be sufficient to compensate such Lender or the Agent for such additional cost, reduction, payment or foregone interest or other sum.

                  6.7. Capital Adequacy. If after the date hereof any Lender or the Agent determines that (i) the adoption of or change in any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) regarding capital requirements for Lenders or Lender holding companies or any change in the interpretation or application thereof by a court or governmental authority with appropriate jurisdiction, or (ii) compliance by such Lender or the Agent or any corporation controlling such Lender or the Agent with any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) of any such entity regarding capital adequacy, has the effect of reducing the return on such Lender's or the Agent's commitment with respect to any Loans to a level below that which such Lender or the Agent could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or the Agent's then existing policies with respect to capital adequacy and assuming full utilization of such entity's capital) by any amount deemed by such Lender or (as the case may be) the Agent to be material, then such Lender or the Agent may notify the Borrowers of such fact. To the extent that the amount of such reduction in the return on capital is not reflected in the Base Rate, the Borrowers agree to pay such Lender or (as the case may be) the Agent for the amount of such reduction in the return on capital as and when such reduction is determined upon presentation by such Lender or (as the case may be) the Agent of a certificate in accordance with section 6.8 hereof. Each Lender and the Agent shall allocate such cost increases among its customers in good faith and on an equitable basis.

                  6.8. Certificate. A certificate setting forth any additional amounts payable pursuant to sections 6.6 or 6.7 and a brief explanation of such amounts which are due, submitted by any Lender or the Agent to the Borrowers, shall be conclusive, absent manifest error, that such amounts are due and owing.

                  6.9. Indemnity. The Borrowers jointly and severally agree to indemnify each Lender and to hold each Lender harmless from and against any loss, cost or expense (including loss of anticipated profits) that such Lender may sustain or incur as a consequence of (i) default by any of the Borrowers in payment of the principal amount of or any interest on any Eurocurrency Rate Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain its Eurocurrency Rate Loans, (ii) default by any of the Borrowers in making a borrowing or conversion after such Borrower has given (or is deemed to have given) a Loan Request, notice (in the case of all or any portion of Term Loans pursuant to section 4.5.2) or a Conversion Request relating thereto or (iii) the making of any payment of a Eurocurrency Rate Loan or the making of any conversion of any such Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain any such Loans.

                  6.10. Interest After Default. During the continuance of a Default or Event of Default, principal and (to the extent permitted by applicable law) interest on the Loans and all other overdue amounts payable hereunder or under any of the other Loan Documents shall bear interest compounded monthly and payable on demand at a rate per annum equal to the following:

                  (a) in respect of principal and interest on any Loan (other than (x) a Term Loan bearing interest at the Fixed Rate pursuant to section 4.6.4, (y) a Punt Loan or (z) a Sterling Loan), the sum of (i) the applicable rate of interest for such Loan determined by reference to the Base Rate as provided in sections 2.5, 3.3 or 4.6.1 hereof, the case may be, plus (ii) two percent (2.0%);

                  (b) in respect of principal and interest on any Term Loan bearing interest at the Fixed Rate pursuant to section 4.6.4, the sum of (i) such Fixed Rate, plus (ii) 2.0%;

                  (c) in respect of principal and interest on any Punt Loan or Sterling Loan, the sum of (i) the applicable interest rate then in effect pursuant to section 3.3, plus (ii) two percent (2.0%); and

                  (d) in respect of all other overdue amounts payable hereunder or under any of the other Loan Documents, the sum of (i) the Dollar Base Rate plus (ii) two percent (2%);

until all of such amounts shall be paid in full (after as well as before judgment)

                  6.11. Limit on Number of Separate Eurocurrency Rate Loans. No more than six (6) separate Eurocurrency Rate Loans may be outstanding with respect to all Revolving Credit Loans and Term Loans under this Credit Agreement at any one time. No more than four (4) Eurocurrency Rate Loans may be outstanding with respect to UK Loans under this Credit Agreement at any one time.

                  6.12. Mandatory Repayments of Loans. If at any time the Total Domestic Usage exceeds the Total Domestic Commitment, then the Domestic Borrowers shall immediately pay the amount of such excess to the Agent for the respective accounts of the Domestic Lenders for application to the Revolving Credit Loans, or, if no Revolving Credit Loans are then outstanding, to the Term Loans. Each prepayment of Revolving Credit Loans or Term Loans shall be allocated among the Domestic Lenders, in proportion, as nearly as practicable, to the respective unpaid principal amount of each Domestic Lender's Revolving Credit Note or Term Note, as the case may be, with adjustments to the extent practicable to equalize any prior payments or repayments not exactly in proportion. If at any time, due to currency fluctuations or for any other reason, the Dollar Equivalent of the Total UK Usage exceeds 105% of the UK Commitment, the UK Borrowers shall immediately pay the amount of the excess of the Total UK Usage over the UK Commitment to the Agent for the account of the UK Lender for application to the UK Loans in such order as the UK Lender shall elect. If at any time, due to currency fluctuations or for any other reason, the Dollar Equivalent of the aggregate amount of all Sterling Overdraft Advances exceeds $2,000,000, then the UK Borrowers shall immediately pay the amount of such excess to the Agent for the account of the UK Lender for application to the Sterling Overdraft Advances. Each prepayment of UK Loans shall be allocated to the UK Lender.

                  6.13. Subordination. Each Borrower and each Subsidiary Guarantor hereby agrees that:

                  (a) All payments on account of all Indebtedness, liabilities and other obligations of any member of the ICT Group to any other member of the ICT Group, whether now existing or hereafter arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether created or evidenced by any guaranty, notes, instruments or agreements of indebtedness, or evidenced only by book entries in the records of any applicable member of the ICT Group (the "Subordinated Affiliate Indebtedness") shall be and hereby is subordinated and the payment thereof is deferred (except as provided in the second sentence of section 6.13(b)) until the full and final payment in cash of the Obligations, whether now or hereafter incurred or owed by any member of the ICT Group. The Obligations, this Credit Agreement and the other Loan Documents and any and all other documents and instruments evidencing or creating the Obligations and all guaranties, mortgages, security agreements, pledges and other collateral guarantying or securing the Obligations or any part thereof shall be senior to the Subordinated Affiliate Indebtedness and all of the documents, instruments and agreements evidencing and securing the Subordinated Affiliate Indebtedness irrespective of the time of the execution, delivery or issuance of any thereof or the filing or recording for perfection of any thereof or the filing of any financing statement or continuation statement relating to any thereof. Any instrument or agreement evidencing Subordinated Affiliate Indebtedness shall specifically provide by an appropriate legend conspicuously placed thereon that payment of any and all amounts thereunder has been subordinated to prior payment of Obligations in the manner and to the extent set forth in this section 6.13.

                  (b) The Borrowers and the Subsidiary Guarantors will not take or omit to take any action or assert any claim with respect to the Subordinated Affiliate Indebtedness or otherwise which is inconsistent with the provisions of this section 6.13. As long as any of the Obligations shall remain outstanding and unpaid, the Borrowers and the Subsidiary Guarantors shall not accept or receive any payment or distribution by or on behalf of any member of the ICT Group, directly or indirectly, or assets of any member of the ICT Group, of any kind or character, whether in cash, property or securities, including on account of the purchase, redemption or other acquisition of Subordinated Affiliate Indebtedness, as a result of any collection, sale or other disposition of collateral, or by setoff, exchange or in any other manner, for or on account of the Subordinated Affiliate Indebtedness ("Subordinated Affiliate Indebtedness Payments"), except that prior to the occurrence of any Default or Event of Default, the Borrowers and the Subsidiary Guarantors shall be entitled to accept and receive regular payments on the Subordinated Affiliate Indebtedness, in accordance with past business practices of such Borrower or Subsidiary Guarantor and the applicable member of the ICT Group and not in contravention of the terms of the Loan Documents. Without limiting the foregoing, the Borrowers and the Subsidiary Guarantors will not assert, collect or enforce the Subordinated Affiliate Indebtedness or any part thereof or take any action to foreclose or realize upon the Subordinated Affiliate Indebtedness or any part thereof. Until the Obligations have been finally paid in full in cash and all Commitments have terminated, the Borrowers and the Subsidiary Guarantors shall not have any right of subrogation, reimbursement, restitution, contribution or indemnity whatsoever from any assets of any other member of the ICT Group or any guarantor of or provider of collateral security for the Obligations. The Borrowers and the Subsidiary Guarantors further waive any and all rights with respect to marshalling.

                  (c) In the event that any Subordinated Affiliate Indebtedness Payments shall be received in contravention of this section 6.13, such Subordinated Affiliate Indebtedness Payments shall be held in trust for the benefit of the Agent and the Lenders and shall be paid over or delivered to the Agent for application to the payment in full in cash or cash equivalents of all Obligations remaining unpaid to the extent necessary to give effect to this section 6.13 after giving effect to any concurrent payments or distributions to the Agent, and the Lenders in respect of the Obligations.

                  (d) Each Borrower and each Subsidiary Guarantor hereby assigns, transfers and sets over to the Administrative Agent the Subordinated Affiliate Indebtedness, whether evidenced by negotiable or non-negotiable instruments, securities or other writings, book entries or otherwise, together with any collateral therefor, all of which shall constitute Collateral. The Borrowers and the Subsidiary Guarantors shall make appropriate notations in their books to show the subordinate character of all Subordinated Affiliate Indebtedness which may now or hereafter be carried on open account. Until the Obligations have been indefeasibly paid in full and all Commitments have terminated, the Borrowers and the Subsidiary Guarantors shall not issue any instrument, security or other writing evidencing any part of the Subordinated Affiliate Indebtedness except at the request of and in the manner requested by the Administrative Agent; and the Borrowers and the Subsidiary Guarantors shall not sell, transfer, pledge, assign or subordinate any part of the Subordinated Affiliate Indebtedness except to or in favor of the Agent and the Lenders.

                  (e) Borrowers and Subsidiary Guarantors agree, with respect to the Obligations and any and all collateral therefor or guaranties thereof, that the Borrowers, the Agent and the Lenders may agree to increase the amount of the Obligations or otherwise modify, in any respect whatsoever, the terms of any of the Obligations, and the Agent and the Lenders may grant extensions of the time of payment or performance to and make compromises, including releases of collateral or guaranties, and settlements with the Borrowers and all other Persons, in each case without the consent of the applicable subordinating party and without affecting the agreements of the applicable subordinating party contained in this section 6.13; provided, however, that nothing contained in this section 6.13 shall constitute a waiver of the right of the Borrowers themselves to agree or consent to a settlement or compromise of a claim which the Agent or the Lenders may have against the Borrower.

         7. COLLATERAL SECURITY.

         All of the Obligations shall be secured by a perfected first priority security interest (subject only to Permitted Liens entitled to priority under applicable law) in the Collateral, whether now owned or hereafter acquired, pursuant to the terms of and as more particularly described in the Security Documents to which the Borrowers and the Subsidiary Guarantors are parties.

         8. REPRESENTATIONS AND WARRANTIES. The Borrowers jointly and severally represent and warrant to the Lenders and the Agent, at the Closing Date, as follows:

                  8.1.  Corporate Authority.

                           8.1.1. Incorporation; Good Standing. Each of the Borrowers and its respective Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of its place of incorporation, (ii) has all requisite corporate power to own its property and conduct its business as now conducted and as presently contemplated, and (iii) is in good standing as a foreign corporation and is duly authorized to do business in each jurisdiction where such qualification is necessary except where a failure to be so qualified would not have a materially adverse effect on the business, assets or financial condition of such Borrower or Subsidiary.

                           8.1.2. Authorization. The execution, delivery and performance of this Credit Agreement and the other Loan Documents to which the Borrowers or any of their Subsidiaries are a party and the transactions contemplated hereby and thereby (i) are within the corporate authority of such Person, (ii) have been duly authorized by all necessary corporate proceedings, (iii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which any of the Borrowers or their Subsidiaries, or any of the assets of any of the Borrowers or their Subsidiaries, are subject, or any judgment, order, writ, injunction, license or permit applicable to any of the Borrowers or their Subsidiaries, and (iv) do not conflict with any provision of the corporate charter, bylaws or memorandum and articles of association of, or any agreement or other instrument binding upon, any of the Borrowers or their Subsidiaries.

                           8.1.3. Enforceability. The execution and delivery of this Credit Agreement and the other Loan Documents to which the Borrowers or any of their Subsidiaries are a party will result in valid and legally binding obligations of such Person enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

                  8.2. Governmental Approvals. The execution, delivery and performance by each of the Borrowers and its respective Subsidiaries of this Credit Agreement and the other Loan Documents to which any of the Borrowers or any of their Subsidiaries is a party and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any governmental agency or authority, other than those already obtained.

                  8.3. Title to Properties; Leases. Except as indicated on
Schedule 8.3 hereto and also giving effect to the transaction contemplated hereby, (a) ICT and its Subsidiaries own all of the assets reflected in the consolidated balance sheet of ICT and its Subsidiaries as at the Balance Sheet Date or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date), subject to no rights of others, including any mortgages, leases, conditional sales agreements, title retention agreements, liens or other encumbrances except Permitted Liens, and (b) all of ICT's and its Subsidiaries' assets are reflected in the consolidated balance sheet as at the Balance Sheet Date described in section 8.4.1.

                  8.4. Financial Statements and Projections.

                           8.4.1. ICT Financial Statements. There has been furnished to each of the Lenders a consolidated balance sheet of ICT and its Subsidiaries as at the Balance Sheet Date, and a consolidated statement of income of ICT and its Subsidiaries for the fiscal year then ended, certified by Arthur Andersen LLP. Such balance sheet and statement of income have been prepared in accordance with generally accepted accounting principles and fairly present the financial condition of ICT as at the close of business on the date thereof and the results of operations for the fiscal year then ended. There are no contingent liabilities of ICT or any of its Subsidiaries as of such date involving material amounts, known to the officers of ICT, which were not disclosed in such balance sheet and the notes related thereto.

                           8.4.2. Projections. There has been furnished to each of the Lenders projections of the annual operating budgets of ICT and its Subsidiaries on a consolidated basis, and cash flow statements for the 1998 fiscal year (the "Projections"), which fairly disclose all assumptions made with respect to general economic, financial and market conditions used in their formulation. To the knowledge of ICT and any of its Subsidiaries, no facts exist that (individually or in the aggregate) would result in any material change in any of the Projections. The Projections are based upon reasonable estimates and assumptions, have been prepared on the basis of the assumptions stated therein and reflect the reasonable estimates of ICT and its Subsidiaries of the results of operations and other information projected therein.

                  8.5.  No Material Changes, etc.

                  (a) Since the Balance Sheet Date there has occurred no materially adverse change in the financial condition or business of ICT or any of its Subsidiaries or any material assets of ICT or any of its Subsidiaries as shown on or reflected in the consolidated balance sheet of ICT and its Subsidiaries as at the Balance Sheet Date, or the consolidated statement of income for the fiscal year then ended, other than changes in the ordinary course of business that have not had any materially adverse effect either individually or in the aggregate on the business or financial condition of ICT or any of its Subsidiaries or any material assets of ICT or any of its Subsidiaries. Since the Balance Sheet Date, ICT has not made any Distributions.

                  (b) Each of the Borrowers and each of their Subsidiaries (before and after giving effect to the transactions contemplated by this Credit Agreement and the other Loan Documents) (i) is solvent,
         (ii) has assets having a fair value in excess of its liabilities,
         (iii) has assets having a fair value in excess of the amount required to pay its liabilities on existing debts as such debts become absolute and matured, and (iv) has, and expects to continue to have, access to adequate capital for the conduct of its business and the ability to pay its debts from time to time incurred in connection with the operation of its business as such debts mature.

                  (c) ICT has timely filed with the Securities and Exchange Commission all reports required to be filed pursuant to the Securities Exchange Act of 1934, as amended. Each such report (i) fairly presents the condition (financial and otherwise) of ICT and its Subsidiaries, (ii) does not contain any untrue statement of a material fact or omission of a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances in which the same were made, and (iii) may be relied upon by the Agent and the Lenders.

                  8.6. Franchises, Patents, Copyrights, etc. Each of the Borrowers and each of their Subsidiaries possesses all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted without known conflict with any rights of others.

                  8.7. Litigation. Except as set forth in Schedule 8.7 hereto, there are no actions, suits, proceedings or investigations of any kind pending or threatened against any of the Borrowers or their Subsidiaries before any court, tribunal or administrative agency or board that, if adversely determined, might, either in any case or in the aggregate, materially adversely affect the properties, assets, financial condition or business of any of the Borrowers or their Subsidiaries or materially impair the right of any of the Borrowers or their Subsidiaries to carry on business substantially as now conducted by them, or result in any substantial liability not adequately covered by insurance, or for which adequate reserves are not maintained on the consolidated balance sheet of the Borrowers and their Subsidiaries, or which question the validity of this Credit Agreement or any of the other Loan Documents, or any action taken or to be taken pursuant hereto or thereto.

                  8.8. No Materially Adverse Contracts, etc. None of the Borrowers nor any of their Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a materially adverse effect on the business, assets or financial condition of any of the Borrowers or their Subsidiaries. None of the Borrowers nor any of their Subsidiaries is a party to any contract or agreement that is in default, which default has or is expected, in the judgment of the Borrowers' officers, to have any materially adverse effect on the business of any of the Borrowers or their Subsidiaries.

                  8.9. Compliance with Other Instruments, Laws, etc. None of the Borrowers nor any of their Subsidiaries is in violation of any provision of its charter documents, bylaws, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, act, statute, license, rule, regulation or other law, in any of the foregoing cases in a manner that could result in the imposition of substantial penalties or materially and adversely affect the financial condition, properties or business of any of the Borrowers or their Subsidiaries.

                  8.10. Tax Status. Each of the Borrowers and its Subsidiaries
(i) has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which any of them is subject, (ii) has paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings and (iii) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Borrowers know of no basis for any such claim.

                  8.11. No Event of Default. No Default or Event of Default has occurred and is continuing.

                  8.12. Holding Company and Investment Company Acts. None of the Borrowers nor any of their Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor are any of the Borrowers or their Subsidiaries an "investment company", or an "affiliated company" or a "principal underwriter" of an "investment company", as such terms are defined in the Investment Company Act of 1940.

                  8.13. Absence of Financing Statements, etc. There is no financing statement (other than financing statements in favor of Summit in connection with the Summit Indebtedness which shall be released by May 15, 1998 in accordance with section 9.19), security agreement, chattel mortgage, real estate mortgage, lease or other document filed or recorded with any filing records, registry or other public office, or otherwise, that purports to cover, affect or give notice of any present or possible future lien on, or security interest in, any assets or property of any of the Borrowers or their Subsidiaries or any rights relating thereto, except with respect to Permitted Liens.

                  8.14. Perfection of Security Interest. All filings, assignments, pledges and deposits of documents or instruments have been made and all other actions have been taken that are necessary or advisable, under applicable law, to establish and perfect the Agent's security interests in and charges over the Collateral (as defined in the Security Agreement). The Collateral and the Agent's rights with respect to the Collateral are not subject to any material setoff, claims, withholdings or other defenses. The Borrowers or their Subsidiaries, as specified in the Security Documents, are the owners of the Collateral free from any lien, security interest, encumbrance and any other claim or demand, except for Permitted Liens.

                  8.15. Certain Transactions. Except for arm's length transactions pursuant to which any of the Borrowers or their Subsidiaries or any officer, director or employee of such Borrower or Subsidiary makes payments in the ordinary course of business upon terms no less favorable than such Borrowers, Subsidiaries, officers, directors or employees could obtain from third parties, none of the officers, directors, or employees of any of the Borrowers or their Subsidiaries is presently a party to any transaction with any of the Borrowers or their Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of any Borrower, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

                  8.16.  Employee Benefit Plans.

                           8.16.1. In General. Each Employee Benefit Plan has been maintained and operated in compliance in all material respects with the provisions of ERISA and, to the extent applicable, the Code, including but not limited to the provisions thereunder respecting prohibited transactions to the extent that failure to so comply could result in any material liability to ICT or any of its Subsidiaries. ICT has heretofore delivered to the Agent the most recently completed annual report, Form 5500, with all required attachments, and actuarial statement required to be submitted under section 103(d) of ERISA, with respect to each Guaranteed Pension Plan.

                           8.16.2. Terminability of Welfare Plans. Under each Employee Benefit Plan which is an employee welfare benefit plan within the meaning of section 3(1) or section 3(2)(B) of ERISA, no benefits are due unless the event giving rise to the benefit entitlement occurs prior to plan termination (except as required by Title I, Part 6 of ERISA). ICT or an ERISA Affiliate, as appropriate, may terminate each such Plan at any time (or at any time subsequent to the expiration of any applicable bargaining agreement or legally mandated advance notice requirement) in the discretion of ICT or such ERISA Affiliate without liability to any Person.

                           8.16.3. Guaranteed Pension Plans. Each contribution required to be made to a Guaranteed Pension Plan, whether required to be made to avoid the incurrence of an accumulated funding deficiency, the notice or lien provisions of section 302(f) of ERISA, or otherwise, has been timely made. No waiver of an accumulated funding deficiency or extension of amortization periods has been received with respect to any Guaranteed Pension Plan. No liability to the PBGC (other than required insurance premiums, all of which have been paid) has been incurred by ICT or any ERISA Affiliate with respect to any Guaranteed Pension Plan and there has not been any ERISA Reportable Event, or any other event or condition which presents a material risk of termination of any Guaranteed Pension Plan by the PBGC. Based on the latest valuation of each Guaranteed Pension Plan (which in each case occurred within twelve months of the date of this representation), and on the actuarial methods and assumptions employed for that valuation, the aggregate benefit liabilities of all such Guaranteed Pension Plans within the meaning of section 4001 of ERISA did not exceed the aggregate value of the assets of all such Guaranteed Pension Plans by more than $100,000, disregarding for this purpose the benefit liabilities and assets of any Guaranteed Pension Plan with assets in excess of benefit liabilities.

                           8.16.4. Multiemployer Plans. Neither ICT nor any ERISA Affiliate has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under section 4201 of ERISA or as a result of a sale of assets described in section 4204 of ERISA. Neither ICT nor any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of section 4241 or section 4245 of ERISA or that any Multiemployer Plan intends to terminate or has been terminated under section 4041A of ERISA.

                           8.16.5. Compliance with Employment Benefit Laws. None of the Borrowers nor any of their Subsidiaries is in violation of any applicable pension, retirement funding or employee benefit legislation in any jurisdiction to the extent that such violation could reasonably be expected to result in a material liability to any of the Borrowers or any of their respective Subsidiaries.

                  8.17. Regulations U and X. The proceeds of the Loans shall be used to refinance certain Indebtedness of ICT to Summit and to fund working capital needs, capital expenditures, acquisitions and other general corporate purposes of the Borrowers. No portion of any Loan is to be used for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations

U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

                  8.18. Environmental Compliance. Each of the Borrowers and its Subsidiaries has taken all reasonably necessary steps to investigate the past and present condition and usage of the Real Estate and the operations conducted thereon and, based upon such diligent investigation, has determined that none of the Borrowers, their Subsidiaries or (to the knowledge of the Borrowers) any other operator of the Real Estate, or any past or present operations of the Borrowers and their Subsidiaries thereon, is in violation, or alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any European Union, national, federal, state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment (hereinafter "Environmental Laws"), which violation would have a material adverse effect on the business, assets or financial condition of any of the Borrowers or their Subsidiaries or the consummation of the transactions referred to in this Agreement.

                  8.19. Subsidiaries, etc. A complete and correct list of the Subsidiaries of each of the Borrowers and the jurisdictions of their incorporation as of the Closing Date is set forth on Schedule 8.19 hereto. Except as set forth on Schedule 8.19 hereto, none of the Borrowers nor any of their Subsidiaries is engaged in any joint venture or partnership with any other Person.

                  8.20. No Withholding, Etc. None of the Borrowers or their Subsidiaries is required by the laws of any jurisdiction to make any deduction or withholding of any nature whatsoever from any payment to be made by any of the Borrowers and its Subsidiaries hereunder unless disclosed in writing to the Lenders and such deductions or withholdings are not, in the Lenders' discretion, material. Neither this Credit Agreement nor any of the other Loan Documents (other than the Deed of Assignment and Charge dated as of the Closing Date between Eurotel and the Agent) is subject to any registration or stamp tax or any other similar or like taxes payable in any jurisdiction.

                  8.21. Material Operations. The business operations of ICT (including any division of ICT) in the United Kingdom are not Material Operations.

                  8.22. No Filing, Recording Required. No filing, recording or enrolling of this Credit Agreement or any other Loan Document is required to ensure the legality, validity, enforceability or admissibility in evidence of this Credit Agreement or any other Loan Document.

         9. AFFIRMATIVE COVENANTS OF THE BORROWERS. Each of the Borrowers covenants and agrees that, so long as any Loan or Note is outstanding or any Lender has any obligation to make any Loans:

                  9.1. Punctual Payment. Each of the Borrowers will duly and punctually pay or cause to be paid the principal and interest on the Loans, the commitment fees and all other amounts provided for in this Credit Agreement and the other Loan Documents to which any of the Borrowers or their Subsidiaries is a party, all in accordance with the terms of this Credit Agreement and such other Loan Documents.

                  9.2.  Maintenance of Offices.

                  (a) ICT will maintain its chief executive office and books and records in Langhorne, Pennsylvania, or at such other place in the United States of America as ICT shall designate upon not less than 45 days prior written notice to the Agent, where notices, presentations and demands to or upon ICT in respect of the Loan Documents to which ICT is a party may be given or made.

                  (b) Eurotel will maintain its registered office in Dublin, Ireland, or at such other place in Ireland as Eurotel shall designate upon written notice to the Agent, where notices, presentations and demands to or upon Eurotel in respect of the Loan Documents to which Eurotel is a party may be given or made.

                  (c) Yardley will maintain its chief executive office and books and records in Wilmington, Delaware, or at such other place in Delaware as Yardley shall designate upon written notice to the Agent, where notices, presentations and demands to or upon Yardley in respect of the Loan Documents to which Yardley is a party may be given or made.

                  (d) Harvest will maintain its chief executive office and books and records in Wilmington, Delaware, or at such other place in Delaware as Harvest shall designate upon written notice to the Agent, where notices, presentations and demands to or upon Harvest in respect of the Loan Documents to which Harvest is a party may be given or made.

                  (e) ICT/Canada will maintain its chief executive office and books and records in New Brunswick, Canada, or at such other place in Canada as ICT/Canada shall designate upon written notice to the Agent, where notices, presentations and demands to or upon ICT/Canada in respect of the Loan Documents to which ICT/Canada is a party may be given or made.

                  9.3. Records and Accounts. Each of the Borrowers will, and will cause each of its Subsidiaries to, (a) if such Borrower or Subsidiary is located in the United States, keep true and accurate records and books of account in which full, true and correct entries will be made in accordance with generally accepted accounting principles and (b) if such Borrower or Subsidiary is located outside the United States, keep true and accurate records and books of account in which full, true and correct entries will be made in accordance with generally accepted accounting principles in the country in which such Borrower or Subsidiary, as the case may be, is located. Each of the Borrowers will maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties and the properties of its Subsidiaries, contingencies, and other reserves.

                  9.4. Financial Statements, Certificates and Information. ICT will deliver to each of the Lenders:

                  (a) as soon as practicable, but in any event not later than ninety (90) days after the end of each fiscal year of ICT, the consolidated balance sheet of ICT and its Subsidiaries and the consolidating balance sheet of ICT and its Subsidiaries, each as at the end of such year, and the related consolidated statement of income and consolidated statement of cash flow and consolidating statement of income and consolidating statement of cash flow for such year, each setting forth in comparative form the figures for the previous fiscal year and all such consolidated and consolidating statements to be in reasonable detail, prepared in accordance with generally accepted accounting principles, and certified (as to the consolidated statements) without qualification by independent certified public accountants satisfactory to the Agent, together with a written statement from such accountants to the effect that they have read a copy of this Credit Agreement, and that, in making the examination necessary to said certification, they have obtained no knowledge of any Default or Event of Default, or, if such accountants shall have obtained knowledge of any then existing Default or Event of Default they shall disclose in such statement any such Default or Event of Default; provided that such accountants shall not be liable to the Lenders for failure to obtain knowledge of any Default or Event of Default;

                  (b) as soon as practicable, but in any event not later than forty-five (45) days after the end of each of the fiscal quarters of ICT, copies of the unaudited consolidated balance sheet of ICT and its Subsidiaries and the unaudited consolidating balance sheet of ICT and its Subsidiaries, each as at the end of such quarter, and the related consolidated statement of income and consolidated statement of cash flow and consolidating statement of income and consolidating statement of cash flow for the portion of ICT's fiscal year then elapsed, all in reasonable detail and prepared in accordance with generally accepted accounting principles, together with a certification by the principal financial or accounting officer of ICT that the information contained in such financial statements fairly presents the financial position of ICT and its Subsidiaries on the date thereof (subject to year-end adjustments);

                  (c) simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, a statement certified by the principal financial or accounting officer of ICT in substantially the form of Exhibit D hereto and setting forth in reasonable detail computations evidencing compliance with the covenants contained in section 11 and (if applicable) reconciliations to reflect changes in generally accepted accounting principles since the Balance Sheet Date;

                  (d) promptly upon the mailing or filing thereof, copies of all financial statements, reports and proxy statements mailed to the public shareholders of ICT or any stockholder of ICT, and copies of all registration statements and Forms 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission

         (or any successor thereto) or any national securities exchange by ICT or any stockholder of ICT.

                  (e) from time to time upon request of any Lender, projections of ICT and its Subsidiaries updating those projections delivered to the Lenders and referred to in section 8.4.2 or, if applicable, updating any later such projections delivered in response to a request pursuant to this Section;

                  (f) within fifteen (15) days after reasonable request therefor from the Agent, and in any event no more than once in each calendar quarter, an Accounts Receivable aging report;

                  (g) by April 30 of each year, the annual budget of ICT and its Subsidiaries for the next fiscal year; and

                  (h) from time to time such other financial data and information (including accountants' management letters and information concerning intercompany loans) as the Agent or any Lender may reasonably request.

                  9.5.  Notices.

                           9.5.1. Defaults. Each of the Borrowers will promptly notify the Agent and each of the Lenders in writing of the occurrence of any Default or Event of Default. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Credit Agreement or any other note, evidence of indebtedness, indenture or other obligation to which or with respect to which any of the Borrowers or their Subsidiaries is a party or obligor, whether as principal, guarantor, surety or otherwise, each of the Borrowers shall forthwith give written notice thereof to the Agent and each of the Lenders, describing the notice or action and the nature of the claimed default.

                           9.5.2. Environmental Events. Each of the Borrowers will promptly give notice to the Agent and each of the Lenders of any violation or claimed violation of any Environmental Law by the Borrowers or their Subsidiaries.

                           9.5.3. Notification of Claims against Collateral. Each of the Borrowers will, immediately upon becoming aware thereof, notify the Agent and each of the Lenders in writing of any setoff, claims, withholdings or other defenses to which any of the Collateral, or the Agent's rights with respect to the Collateral, are subject.

                           9.5.4. Notice of Litigation and Judgments. Each of the Borrowers will, and will cause each of its Subsidiaries to, give notice to the Agent and each of the Lenders in writing within fifteen
         (15) days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting any of the Borrowers or their Subsidiaries or to which any of the Borrowers or their Subsidiaries is or becomes a party involving an uninsured claim against any of the Borrowers or their Subsidiaries that could reasonably be expected to have a materially adverse effect on any of the Borrowers or their Subsidiaries and stating the nature and status of such litigation or proceedings. Each of the Borrowers will, and will cause each of its Subsidiaries to, give notice to the Agent and each of the Lenders, in writing, in form and detail satisfactory to the Agent, within ten (10) days of any judgment not covered by insurance, final or otherwise, against such Borrower or any of its Subsidiaries in an amount in excess of $100,000.

                  9.6. Corporate Existence; Maintenance of Properties. Each of the Borrowers will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and those of its Subsidiaries. Each of the Borrowers (i) will cause all of its properties and those of its Subsidiaries used or useful in the conduct of its business or the business of its Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment,
(ii) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of such Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and (iii) will, and will cause each of its Subsidiaries to, continue to engage primarily in the businesses now conducted by them and in related businesses; provided that nothing in this section 9.6 shall prevent any Borrower from discontinuing the operation and maintenance of any of its properties or any of those of its Subsidiaries if such discontinuance is, in the judgment of such Borrower, desirable in the conduct of its or their business and that do not in the aggregate materially adversely affect the business of any of the Borrowers and their Subsidiaries on a consolidated basis.

                  9.7. Insurance. Each of the Borrowers will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent and in accordance with the terms of the Security Agreements, including provisions naming the Agent as additional loss payee and providing for a minimum thirty (30) days' notice to the Agent prior to cancellation. Upon reasonable request from the Agent, the Borrowers shall furnish the Agent from time to time with information concerning the Borrowers' and their Subsidiaries' insurance, including (when requested) copies of the certificates of insurance evidencing such insurance.

                  9.8. Taxes. Each of the Borrowers will, and will cause each of its Subsidiaries to, duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and its real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of its property; provided that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if such contesting Borrower or Subsidiary shall have set aside on its books adequate reserves with respect thereto; and provided further that each of the Borrowers and its Subsidiaries will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor.

                  9.9.  Inspection of Properties and Books, etc.

                           9.9.1. General. Each of the Borrowers shall permit the Lenders, through the Agent or any of the Lenders' other designated representatives, to visit and inspect any of the properties of such Borrower and any of its Subsidiaries, to examine the books of account of such Borrower and its Subsidiaries (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of such Borrower and its Subsidiaries with, and to be advised as to the same by, its and their officers, all at such reasonable times and intervals, and (to the extent practicable) upon prior written notice to the Borrowers, as the Agent or any Lender may reasonably request.

                           9.9.2. Appraisals. If an Event of Default shall have occurred and be continuing beyond the expiration of any applicable cure period, and such Event of Default has not been waived in writing by the Agent and the Lenders, then each of the Borrowers upon the request of the Agent, will obtain and deliver to the Agent appraisal reports in form and substance and from appraisers satisfactory to the Agent, stating (i) the then current fair market, orderly liquidation and forced liquidation values of all or any portion of the Collateral owned by such Borrower or any of its Subsidiaries and (ii) the then current business value of such Borrower and its Subsidiaries. All such appraisals shall be conducted and made at the expense of the Borrower obtaining and delivering such appraisal reports.

                           9.9.3. Communications with Accountants. Each of the Borrowers authorizes the Agent and, if accompanied by the Agent, the Lenders to communicate directly with such Borrower's independent certified public accountants, provided that ICT shall have received advance notice of any such communications, and authorizes such accountants to disclose to the Agent and the Lenders any and all financial statements and other supporting financial documents and schedules including copies of any management letter with respect to the business, financial condition and other affairs of such Borrower or any of its Subsidiaries. At the request of the Agent, each of the Borrowers shall deliver a letter addressed to such accountants instructing them to comply with the provisions of this section 9.9.3.

                  9.10. Compliance with Laws, Contracts, Licenses, and
Permits. Each of the Borrowers will, and will cause each of its Subsidiaries to, comply in all material respects with (i) the applicable laws and regulations wherever its business is conducted, including all Environmental Laws, (ii) the provisions of its charter documents and, in the event such by-laws exist, its by-laws, (iii) all agreements and instruments by which it or any of its properties may be bound and (iv) all applicable decrees, orders, and judgments. If any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that any of the Borrowers or their Subsidiaries may fulfill any of its obligations hereunder or any of the other Loan Documents to which such Borrower or Subsidiary is a party, such Borrower will, or (as the case may be) will cause such Subsidiary to, immediately take or cause to be taken all reasonable steps within the power of such Borrower or Subsidiary to obtain such authorization, consent, approval, permit or license and furnish the Agent and the Lenders with evidence thereof.

                  9.11. Employee Benefit Plans. ICT will (i) promptly upon filing the same with the United States Department of Labor or Internal Revenue Service, upon request of the Agent, furnish to the Agent a copy of the most recent actuarial statement required to be submitted under section 103(d) of ERISA and Annual Report, Form 5500, with all required attachments, in respect of each Guaranteed Pension Plan and (ii) promptly upon receipt or dispatch, furnish to the Agent any notice, report or demand sent or received in respect of a Guaranteed Pension Plan under sections 302, 4041, 4042, 4043, 4063, 4065, 4066 and 4068 of ERISA, or in respect of a Multiemployer Plan, under sections 4041A, 4202, 4219, 4242, or 4245 of ERISA. Each of the Borrowers and each of their Subsidiaries shall comply with all applicable pension, retirement funding or employee benefit legislation in any jurisdiction unless failure to so comply could not reasonably be expected to result in a material liability to ICT or any of its Subsidiaries.

                  9.12. Use of Proceeds. The proceeds of the Loans shall be used to refinance the Summit Indebtedness and to fund working capital needs, capital expenditures, acquisitions and other general corporate purposes of the Borrowers. None of the Loans be used in any way that infringes Section 151 of the Companies Act 1985 as in effect in England or any law or any other relevant jurisdiction which restricts the incurring of indebtedness and/or the creation of security by any Person in connection with the acquisition, directly or indirectly, of ownership or control of such Person.

                  9.13. Cash Operations. The ICT Group shall maintain its principal cash operations (including its billing operations) in the Commonwealth of Pennsylvania; provided that the ICT Group may cause account debtors to remit payments to a lockbox account maintained by the applicable member of the ICT Group with one of the Lenders outside the Commonwealth of Pennsylvania if the Agent shall have in good faith determined that the Agent then has a perfected first priority security interest in each such lockbox account located outside the Commonwealth of Pennsylvania.

                  9.14. Depository Bank. Summit shall be the principal depository bank of the ICT Group.

                  9.15. Subsidiaries. Contemporaneously with the acquisition or creation of any Subsidiary by either Borrower, such Borrower shall cause such Subsidiary to (i) enter into a Guaranty Counterpart guarantying all Obligations under this Credit Agreement, (ii) enter into a Security Agreement securing its obligations under the foregoing Guaranty Counterpart, and (iii) take such further actions (including the execution, delivery and filing of UCC financing statements or comparable perfection instruments) as the Agent shall reasonably require to ensure the validity, perfection and first priority of the Agent's security interest in the Collateral owned by such new Subsidiary.

                  9.16. ICT Material Operations in the United Kingdom. In the event that the Agent reasonably determines that ICT's business operations (including without limitation the business operations of any division of ICT) in the United Kingdom are or have become Material Operations at any time, then promptly after the Agent's request, the Borrowers shall cause ICT to deliver to the Agent and the Lenders (i) such documents and instruments (including without limitation, any English and Irish Security Documents, evidence of registration thereof and payment of all stamp taxes and similar registration fees in respect thereof) as the Lenders and the Agent shall reasonably require, in each case, in form and substance satisfactory to the Lenders and the Agent, and (ii) a favorable legal opinion of United Kingdom counsel to ICT addressed to the Lenders and the Agent.

                  9.17. Landlord Consents. Each of the Borrowers will, and will cause each of its Subsidiaries to, use its best efforts to deliver to the Agent as promptly as possible after the Closing Date all consents required for the Agent to exercise its rights under the Security Documents, in respect of the Collateral located at any leased sites within the Commonwealth of Pennsylvania.

                  9.18. UCC Search Results. Each of the Borrowers shall, and shall cause and their Subsidiaries to, provide to the Agent on or prior to May 15, 1998, the results of UCC searches and searches of any other relevant register of charges or commercial register with respect to the assets of the Borrowers and ICT/Canada, indicating no liens other than Permitted Liens and otherwise in form and substance satisfactory to the Agent.

                  9.19. Summit UCC Releases. ICT shall provide to the Agent on or prior to May 15, 1998, evidence satisfactory in form and substance to the Agent that all UCC financing statements in favor of Summit and securing the Summit Indebtedness refinanced hereby, have been released of record.

                  9.20. Further Assurances. Each of the Borrowers will, and will cause each of its Subsidiaries to, cooperate with the Lenders and the Agent and execute such further instruments and documents as the Lenders or the Agent shall reasonably request to carry out to their satisfaction the transactions contemplated by this Credit Agreement and the other Loan Documents.

         10. CERTAIN NEGATIVE COVENANTS OF THE BORROWERS. Each of the Borrowers covenants and agrees that, so long as any Loan or Note is outstanding or any Lender has any obligation to make any Loans:

                  10.1. Restrictions on Indebtedness. The Borrowers will not, and will not permit any of their Subsidiaries to, create, incur, assume, guarantee, or be or remain liable, contingently or otherwise, with respect to, any Indebtedness other than:

                  (a) Indebtedness to the Lenders and the Agent arising under any of the Loan Documents;

                  (b) current liabilities of any of the Borrowers or their Subsidiaries incurred in the ordinary course of business not incurred through (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;

                  (c) Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of section 9.8;

                  (d) Indebtedness in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which any of the Borrowers or Subsidiaries shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

                  (e) endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

                  (f) Subordinated Debt;

                  (g) obligations under Capitalized Leases not exceeding $15,000,000 in the aggregate amount at any time outstanding;

                  (h) Indebtedness incurred in connection with the acquisition after the date hereof of any real or personal property by any of the Borrowers or their Subsidiaries (including Approved Acquisitions), provided that the aggregate principal amount of such Indebtedness of the Borrowers and their Subsidiaries shall not exceed the aggregate amount of $7,500,000 at any one time;

                  (i) Indebtedness existing on the date hereof and listed and described on Schedule 10.1 hereto; and

                  (j) Indebtedness of any member of the ICT Group to any other member of the ICT Group; provided that such Indebtedness and the right to repayment thereof shall constitute Collateral in which the Agent has a perfected, first priority security interest, and all such Indebtedness shall be subject to the subordination provisions of section 5 and section 6.13 of this Credit Agreement.

                  10.2. Restrictions on Liens. The Borrowers will not, and will not permit any of their Subsidiaries to, (i) create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (ii) transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (iii) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (iv) suffer to exist for a period of more than thirty
(30) days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; or
(v) sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse; provided that the Borrowers and their Subsidiaries may create or incur or suffer to be created or incurred or to exist:

                  (a) liens in favor of a Borrower on all or part of the assets of Subsidiaries of such Borrower securing Indebtedness owing by such Subsidiaries to such Borrower;

                  (b) liens to secure taxes, assessments and other government charges in respect of obligations not overdue or liens on properties to secure claims for labor, material or supplies in respect of obligations not overdue or delinquent;

                  (c) deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations;

                  (d) liens on properties in respect of judgments or awards, the Indebtedness with respect to which is permitted by section 10.1(d);

                  (e) liens of carriers, warehousemen, mechanics and materialmen, and other like liens on properties, in existence less than 120 days from the date of creation thereof in respect of obligations not overdue or delinquent;

                  (f) encumbrances on Real Estate consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which a Borrower or a Subsidiary of a Borrower is a party, and other minor liens or encumbrances none of which in the opinion of the Borrowers interferes materially with the use of the property affected in the ordinary conduct of the business of the Borrowers and their Subsidiaries, which defects do not individually or in the aggregate have a materially adverse effect on the business of any Borrower individually or of ICT and its Subsidiaries on a consolidated basis;

                  (g) liens existing on the date hereof and listed on Schedule
         10.2 hereto;

                  (h) purchase money security interests in or purchase money mortgages on real or personal property acquired after the date hereof to secure purchase money Indebtedness of the type and amount permitted by section 10.1(h), incurred in connection with the acquisition of such property, which security interests or mortgages cover only the real or personal property so acquired (or comparable security interests, such as collateral assignments or retention of title agreements entered into in the ordinary course of business); and

                  (i) liens in favor of the Agent for the benefit of the Lenders and the Agent under the Loan Documents.

                  10.3. Restrictions on Investments. The Borrowers will not, and will not permit any of their Subsidiaries to, make or permit to exist or to remain outstanding any Investment except Investments in:

                  (a) marketable direct or guaranteed obligations of the United States of America or the United Kingdom that mature within one
         (1) year from the date of purchase;

                  (b) demand deposits, certificates of deposit, bankers acceptances and time deposits of United States banks having total assets in excess of $1,000,000,000 or, with respect to Subsidiaries of ICT located outside the United States, deposit accounts with local banks having total assets in excess of $1,000,000,000 or the local currency equivalent thereof;

                  (c) securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any state thereof that at the time of purchase have been rated and the ratings for which are not less than "P 1" if rated by Moody's Investors Services, Inc., and not less than "A 1" if rated by Standard and Poor's Rating Group;

                  (d) Investments existing on the date hereof and listed on
         Schedule 10.3 hereto;

                  (e) Investments with respect to Indebtedness permitted by
         section 10.1(j) so long as such entities remain Subsidiaries of ICT;

                  (f) Investments by ICT in Subsidiaries of ICT (i) existing on the Closing Date or (ii) constituting Approved Acquisitions; and

                  (g) Investments consisting of loans and advances to employees for moving, entertainment, travel and other similar expenses in the ordinary course of business not to exceed $750,000 in the aggregate at any time outstanding; and

                  (h) other Investments in an aggregate amount not in excess of $2,000,000;

provided, however, that, with the exception of demand deposits referred to in section 10.3(b) and loans and advances referred to in section 10.3(g), such Investments will be considered Investments permitted by this section 10.3 only if all actions have been taken to the satisfaction of the Agent to provide to the Agent, for the benefit of the Lenders and the

Agent, a first priority perfected security interest in all of such Investments that constitute Collateral, free of all encumbrances other than Permitted Encumbrances. Notwithstanding the foregoing proviso, so long as no Default or Event of Default shall have occurred and be continuing, the Borrowers shall have five (5) Business Days after making an Investment referred to in section 10.3(a)-(c) in which to provide to the Agent an Account Agreement in respect of such Investment.

                  10.4. Distributions. ICT will not make, or permit any of its Subsidiaries to make, any Distributions if a Default or Event of Default shall have occurred and be continuing or would result therefrom.

                  10.5.  Merger, Consolidation and Disposition of Assets.

                           10.5.1. Mergers and Acquisitions. The Borrowers will not, and will not permit any of their Subsidiaries to, become a party to any merger or consolidation, or agree to or effect any asset acquisition or stock acquisition, other than:

                                    (a) the acquisition of assets (other than
                  assets which constitute all or a substantial part of a business or division) in the ordinary course of business consistent with the past practices of the ICT Group;

                                    (b) an Approved Acquisition, subject to
                  fulfillment of the conditions set forth in the definition thereof;

                                    (c) the merger or consolidation of one or
                  more of the Subsidiaries of ICT with and into ICT; or

                                    (d) the merger or consolidation of two or
                  more Subsidiaries of ICT.

                           10.5.2. Disposition of Assets. The Borrowers will not, and will not permit any of their Subsidiaries to, become a party to or agree to or effect any disposition of assets, other than the disposition of assets (other than assets which constitute all or a substantial part of a business or division) in the ordinary course of business, consistent with the past practices of the ICT Group.

                  10.6. Sale and Leaseback. Subject to the proviso at the end of this sentence, the Borrowers will not, and will not permit any of their Subsidiaries to, enter into any arrangement, directly or indirectly, whereby any Borrower or Subsidiary of a Borrower shall sell or transfer any property owned by it in order then or thereafter to lease such property or lease other property that any member of the ICT Group intends to use for substantially the same purpose as the property being sold or transferred; provided that nothing in this section 10.6 shall prohibit the members of the ICT Group from entering into Capitalized Leases of equipment permitted by section 10.1(g) (including pursuant to sales and leasebacks of equipment) in accordance with the current business practice of such Persons on the date of this Credit Agreements.

                  10.7. Compliance with Environmental Laws. The Borrowers will not, and will not permit any of their Subsidiaries to, conduct any activity at any Real Estate or use any Real Estate in any manner that would be in material violation of any Environmental Law or bring such Real Estate in material violation of any Environmental Law.

                  10.8. Subordinated Debt. Except as otherwise expressly permitted under section 6.13, the Borrowers will not, and will not permit any of their Subsidiaries to, amend, supplement or otherwise modify the terms of any Subordinated Debt or prepay, redeem or repurchase any Subordinated Debt.

                  10.9. Employee Benefit Plans. Neither ICT nor any ERISA Affiliate will

                  (a) engage in any "prohibited transaction" within the meaning of section 406 of ERISA or section 4975 of the Code which could result in a material liability for ICT or any of its Subsidiaries; or

                  (b) permit any Guaranteed Pension Plan to incur an "accumulated funding deficiency", as such term is defined in section 302 of ERISA, whether or not such deficiency is or may be waived; or

                  (c) fail to contribute to any Guaranteed Pension Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could result in the imposition of a lien or encumbrance on the assets of ICT or any of its Subsidiaries pursuant to section 302(f) or section 4068 of ERISA; or

                  (d) permit or take any action which would result in the aggregate benefit liabilities (with the meaning of section 4001 of ERISA) of all Guaranteed Pension Plans exceeding the value of the aggregate assets of such Plans, disregarding for this purpose the benefit liabilities and assets of any such Plan with assets in excess of benefit liabilities.

                  10.10. Business. The ICT Group shall not alter the nature of its Business in any material respect.

         11. FINANCIAL COVENANTS OF THE BORROWERS. The Borrowers jointly and severally covenant and agree that, so long as any Loan or Note is outstanding or any Lender has any obligation to make any Loans:

                  11.1. Minimum Consolidated Shareholders' Equity. ICT shall maintain at all times a Consolidated Shareholders' Equity of not less than the sum of (i) $30,000,000, plus (ii) 100% of the Net Cash Proceeds from any issuance of capital stock, options, rights or warrants to buy capital stock, or other equity issuances permitted by this Credit Agreement, plus (iii) an amount equal to (x) $750,000 for each fiscal year of ICT ended following the date hereof and (y) $150,000 for each fiscal quarter of ICT ended following the date hereof.

                  11.2. Consolidated Minimum Interest Coverage Ratio. As of the last day of any Reference Period, ICT shall not permit the ratio of (i) Earnings Before Interest and Taxes for such Reference Period, to (ii) Consolidated Total Interest Expense for such Reference Period, to be less than
3.0 to 1.

                  11.3. Consolidated Leverage Ratio. As of the last day of any Reference Period, ICT shall not permit the ratio of (i) Consolidated Total Liabilities to (ii) Consolidated Tangible Net Worth, to exceed 1.50 to 1.

                  11.4. Consolidated Cash Flow Leverage Ratio. As of the last day of any Reference Period, ICT shall not permit the ratio of (i) Consolidated Funded Debt to (ii) Consolidated EBITDA for such Reference Period, to exceed 3.0 to 1.

         12. CLOSING CONDITIONS. The obligations of the Domestic Lenders and the UK Lender, as the case may be, to make the initial Revolving Credit Loans and UK Loans shall be subject to the satisfaction of the following conditions precedent on or prior to the Closing Date:

                  12.1. Loan Documents. Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to each of the Lenders. The Agent shall have received a fully executed copy of each such document.

                  12.2. Certified Copies of Charter Documents. Each of the Lenders shall have received from each of the Borrowers and each of their respective Subsidiaries a copy, certified by a duly authorized officer of such Person to be true and complete on the Closing Date, of each of (i) its charter or other incorporation documents as in effect on such date of certification, and (ii) its by-laws as in effect on such date.

                  12.3. Corporate Action. All corporate action necessary for the valid execution, delivery and performance by the Borrowers and each of their Subsidiaries of this Credit Agreement and the other Loan Documents to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Lenders shall have been provided to each of the Lenders.

                  12.4. Incumbency Certificate. Each of the Lenders shall have received from the Borrowers and each of their Subsidiaries an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of such Borrower or such Subsidiary, and giving the name and bearing a specimen signature of each individual who shall be authorized: (i) to sign, in the name and on behalf of each of such Borrower or such Subsidiary, each of the Loan Documents to which such Borrower and such Subsidiary is or is to become a party; (ii) in the case of the Borrowers, to make Loan Requests and Conversion Requests; and (iii) to give notices and to take other action on its behalf of the Borrowers under the Loan Documents.

                  12.5. Validity of Liens. The Security Documents shall be effective to create in favor of the Agent a legal, valid and enforceable first (except for Permitted Liens entitled to priority under applicable law) security interest in and lien upon the

Collateral. All filings, recordings, deliveries of instruments and other actions necessary or desirable in the opinion of the Agent to protect and preserve such security interests shall have been duly effected. The Agent shall have received evidence thereof in form and substance satisfactory to the Agent.

                  12.6. Certificates of Insurance. The Agent shall have received (i) a certificate of insurance from an independent insurance broker dated as of the Closing Date, identifying insurers, types of insurance, insurance limits, and policy terms, and otherwise describing the insurance obtained in accordance with the provisions of the Security Agreements and (ii) certified copies of all policies evidencing such insurance (or certificates therefor signed by the insurer or an agent authorized to bind the insurer).

                  12.7. Accounts Receivable Aging Report. The Agent shall have received from ICT the most recent Accounts Receivable aging report of ICT and its Subsidiaries dated as of a date which shall be no more than fifteen (15) days prior to the Closing Date and ICT shall have notified the Agent in writing on the Closing Date of any material deviation from the Accounts Receivable values reflected in such Accounts Receivable aging report and shall have provided the Agent with such supplementary documentation as the Agent may reasonably request.

                  12.8. Solvency Certificate. Each of the Lenders shall have received an officer's certificate of the Borrowers and their Subsidiaries dated as of the Closing Date as to the solvency of the Borrowers and their Subsidiaries following the consummation of the transactions contemplated herein and in form and substance satisfactory to the Lenders.

                  12.9. Opinion of Counsel. Each of the Lenders and the Agent shall have received a favorable legal opinion addressed to the Lenders and the Agent, dated as of the Closing Date, in form and substance satisfactory to the Lenders and the Agent, from:

                  (a) Morgan Lewis & Bockius LLP, counsel to the Borrowers and the Subsidiary Guarantors in the United States;

                  (b) William Fry Solicitors, counsel to the UK Borrowers in the Republic of Ireland;

                  (c) Ogilvy Renault, counsel to ICT/Canada in Quebec, Canada;
         and

                  (d) Stewart McKelvey Stirling Scales, counsel to ICT/Canada in New Brunswick, Canada.

                  12.10. Payment of Fees. ICT shall have paid to the Agent all fees pursuant to section 6.1.1.

                  12.11. Payoff Letter. The Agent shall have received a payoff letter from Summit, indicating the amount of the loan obligations of ICT to Summit to be discharged on the Closing Date and an acknowledgment by Summit that upon receipt of such funds it will forthwith execute and deliver to the Agent for filing all termination statements and take such other actions as may be necessary to discharge all mortgages, deeds of trust and security interests granted by ICT or any of its Subsidiaries in favor of Summit.

                  12.12. Senior Indebtedness. The Agent and the Lenders shall be satisfied that the Obligations under this Credit Agreement and the other Loan Documents constitute senior indebtedness under any subordinated indebtedness of the Borrowers and their Subsidiaries.

                  12.13. Disbursement Instructions. The Agent shall have received disbursement instructions from the Borrowers, indicating that the proceeds of the Revolving Credit Loans are to be paid to Summit, in repayment of the aggregate loan obligations of ICT and its Subsidiaries to Summit outstanding on the Closing Date.

                  12.14. No Material Adverse Change. Agent and the Lenders shall be satisfied that no circumstance, act, condition or event (including without limitation any change in any litigation) shall have occurred that, individually or in the aggregate, would have a material adverse effect on the business, assets or financial condition of any of the Borrowers or their Subsidiaries or the consummation of the transactions contemplated by this Credit Agreement.

                  12.15. Other Documents and Information. The Agent and the Lenders shall have received copies of all other documents and information as they shall have reasonably requested, each in form and substance satisfactory to the Agent and the Lenders.

         13. CONDITIONS TO ALL BORROWINGS. The obligations of the Lenders to make any Loan, including Revolving Credit Loans and the UK Loans, or to convert Revolving Credit Loans to a Term Loan on any Conversion Date, in each case whether on or after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:

                  13.1. Representations True; No Event of Default. Each of the representations and warranties of the Borrowers and their Subsidiaries contained in this Credit Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Credit Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of such Loan, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such individual representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing. Upon the request of the Agent, the Borrowers shall have delivered to the Agent a certificate of the Borrowers signed by authorized officers of the Borrowers to such effect.

                  13.2. No Legal Impediment. No change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of any Lender would make it illegal for such Lender to make such Loan pursuant to the provisions of this Credit Agreement.

                  13.3. Governmental Regulation. Each Lender shall have received such statements in substance and form reasonably satisfactory to such Lender as such Lender shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System or any other applicable regulatory or supervisory body.

                  13.4. Proceedings and Documents. All proceedings in connection with the transactions contemplated by this Credit Agreement, the other Loan Documents and all other documents incident thereto shall be satisfactory in substance and in form to the Lenders and to the Agent and the Agent's Special Counsel, and the Lenders, the Agent and such counsel shall have received all information and such counterpart originals or certified or other copies of such documents as the Agent may reasonably request.

         14.  EVENTS OF DEFAULT; ACCELERATION; ETC.

                  14.1. Events of Default and Acceleration. If any of the following events ("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, "Defaults") shall occur:

                  (a) any of the Borrowers shall fail to pay any principal of the Loans when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

                  (b) any of the Borrowers shall fail to pay any interest on the Loans, the commitment fee or other sums due hereunder or under any of the other Loan Documents, when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

                  (c) any of the Borrowers or their Subsidiaries shall fail to comply with any of its covenants contained in section 9, 10 or 11;

                  (d) any of the Borrowers or their Subsidiaries shall fail to perform any term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified elsewhere in this section 14.1 or those which by their terms expressly exclude any grace period for any non-compliance therewith) for thirty (30) days after written notice of such failure has been given to ICT by the Agent;

                  (e) any representation or warranty of any of the Borrowers or their Subsidiaries in this Credit Agreement or any of the other Loan Documents or in any other document or instrument delivered pursuant to or in connection with this Credit Agreement shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated;

                  (f) any of the Borrowers or their Subsidiaries shall fail to pay when due or at maturity, or within any applicable period of grace, any obligation for borrowed money or in respect of any Capitalized Leases or any guaranties of Indebtedness of others in an aggregate amount in excess of $250,000, or fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing borrowed money or credit received or in respect of any Capitalized Leases or any guaranties of Indebtedness of others in an aggregate amount in excess of $250,000 for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof;

                  (g) any of the Borrowers or their Subsidiaries shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of such Borrower or Subsidiary or of any substantial part of the assets of such Borrower or Subsidiary or shall commence any case or other proceeding relating to any of the Borrowers or their Subsidiaries under any bankruptcy, reorganization, arrangement, insolvency, administration, readjustment of debt, administrative receivership, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against or any of the Borrowers or their Subsidiaries and any of the Borrowers or their Subsidiaries shall indicate its approval thereof, consent thereto or acquiescence therein or such petition or application shall not have been dismissed within forty-five (45) days following the filing thereof;

                  (h) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating any of the Borrowers or their Subsidiaries bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of any of the Borrowers or their Subsidiaries in an involuntary case under federal bankruptcy laws or the bankruptcy or insolvency laws of any other jurisdiction as now or hereafter constituted;

                  (i) there shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty (30) days, whether or not consecutive, any final judgment against any of the Borrowers or their Subsidiaries that, with other outstanding final judgments, undischarged, against the Borrowers and their Subsidiaries exceeds in the aggregate $250,000;

                  (j) if any of the Loan Documents shall be canceled, terminated, revoked or rescinded or the Agent's security interests or liens in a substantial portion of the Collateral shall cease to be perfected, or shall cease to have the priority contemplated by the Security Documents, in each case otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Lenders, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of any of the Borrowers or their Subsidiaries party thereto or any of their respective stockholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

                  (k) with respect to any Guaranteed Pension Plan, an ERISA Reportable Event shall have occurred and the Majority Lenders shall have determined in their reasonable discretion that such event reasonably could be expected to result in liability of ICT or any of its Subsidiaries to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $250,000 and such event in the circumstances occurring reasonably could constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan; or a trustee shall have been appointed by the United States District Court to administer such Plan; or the PBGC shall have instituted proceedings to terminate such Guaranteed Pension Plan;

                  (l) any of the Borrowers or their Subsidiaries shall be enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting any material part of its business and such order has or could reasonably be expected to have a material adverse effect on the business or financial condition of such Borrower or Subsidiary;

                  (m) there shall occur the loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by any of the Borrowers or their Subsidiaries if such loss, suspension, revocation or failure to renew would or could reasonably be expected to have a material adverse effect on the business or financial condition of such Borrower or Subsidiary;

                  (n) any of the Borrowers or their Subsidiaries shall be indicted for a state or federal crime, or any civil or criminal action shall otherwise have been brought against any of the Borrowers or their Subsidiaries, a punishment for which in any such case could include the forfeiture of any assets of such Borrower or Subsidiary having a fair market value in excess of $250,000; or

                  (o) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 20% or more of the outstanding shares of common stock of ICT.

         then, and in any such event, so long as the same may be continuing, the Agent may, and upon the request of the Majority Lenders shall, by notice in writing to the Borrowers declare all amounts owing with respect to this Credit Agreement, the Loans, the Notes and the other Loan Documents to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by each of the Borrowers; provided that in the event of any Event of Default specified in section 14.1(g) or 14.1(h), all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Agent or any Lender.

                  14.2. Termination of Commitments. If any one or more of the Events of Default specified in section 14.1(g), section 14.1(h) or section 14.1(j) shall occur, any unused portion of the credit hereunder shall forthwith terminate and each of the Lenders shall be relieved of all further obligations to make Loans to any of the Borrowers. If any other Event of Default shall have occurred and be continuing, or if on any Drawdown Date the conditions precedent to the making of the Loans to be made on such Drawdown Date are not satisfied the Agent may and, upon the request of the Majority Lenders, shall, by notice to the Borrowers, terminate the unused portion of the credit hereunder, and upon such notice being given such unused portion of the credit hereunder shall terminate immediately and each of the Lenders shall be relieved of all further obligations to make Loans. No termination of the credit hereunder shall relieve any of the Borrowers or their Subsidiaries of any of the Obligations.

                  14.3. Remedies. In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Agent or the Majority Lenders shall have accelerated the maturity of the Loans pursuant to section 14.1, each Lender, if owed any amount with respect to the Loans, may, with the consent of the Majority Lenders but not otherwise, proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Credit Agreement and the other Loan Documents or any instrument pursuant to which the Obligations to such Lender are evidenced, including as permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of such Lender. No remedy herein conferred upon any Lender or the Agent or the holder of any Note is intended to be exclusive of any other remedy herein or in any of the other Loan Documents and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or under any of the other Loan Documents or now or hereafter existing at law or in equity or by statute or any other provision of law.

                  14.4. Distribution of Collateral Proceeds. In the event that, following the occurrence or during the continuance of any Default or Event of Default, the Agent or any Lender, as the case may be, receives any monies in connection with the enforcement of any the Security Documents, or otherwise with respect to the realization upon any of the Collateral, such monies shall be distributed for application as follows:

                  (a) First, to the payment of, or (as the case may be) the reimbursement of the Agent for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Agent in connection with the collection of such monies by the Agent, for the exercise, protection or enforcement by the Agent of all or any of the rights, remedies, powers and privileges of the Agent under this Credit Agreement or any of the other Loan Documents or in respect of the Collateral or in support of any provision of adequate indemnity to the Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Agent to such monies;

                  (b) Second, to all other Obligations in such order or preference as the Majority Lenders may determine; provided, however, that distributions in respect of Obligations owing to the Lenders with respect to each type of Obligation such as interest, principal, fees and expenses, shall be made among the Lenders pro rata; and provided, further, that the Agent may in its discretion make proper allowance to take into account any Obligations not then due and payable;

                  (c) Third, upon payment and satisfaction in full or other provisions for payment in full satisfactory to the Lenders and the Agent of all of the Obligations, to the payment of any obligations required to be paid pursuant to section 9-504(1)(c) of the Uniform Commercial Code of the State of Connecticut; and

                  (d) Fourth, the excess, if any, shall be returned to the Borrowers or to such other Persons as are entitled thereto.

         15. SETOFF. Regardless of the adequacy of any collateral, during the continuance of any Event of Default, any deposits or other sums credited by or due from any of the Lenders to any of the Borrowers and any securities or other property of the Borrowers in the possession of such Lender may be applied to or set off by such Lender against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrowers to such Lender. Each of the Lenders agrees with each other Lender that (i) if an amount to be set off is to be applied to Indebtedness of a Borrower to such Lender, other than Indebtedness evidenced by the Notes held by such Lender, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness evidenced by all such Notes held by such Lender, and (ii) if such Lender shall receive from any of the Borrowers, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim evidenced by the Notes held by such Lender by proceedings against any of the Borrowers at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Note or Notes held by such Lender any amount in excess of its ratable portion of the payments received by all of the Lenders with respect to the Notes held by all of the Lenders, such Lender will make such disposition and arrangements with the other Lenders with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Lender receiving in respect of the Notes held by it, its proportionate payment as contemplated by this

Credit Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Lender, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

         16.  THE AGENT.

                  16.1.  Authorization.

                  (a) The Agent is authorized to take such action on behalf of each of the Lenders and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Agent, together with such powers as are reasonably incident thereto, provided that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Agent.

                  (b) The relationship between the Agent and each of the Lenders is that of an independent contractor. The use of the term "Agent" is for convenience only and is used to describe, as a form of convention, the independent contractual relationship between the Agent and each of the Lenders. Nothing contained in this Credit Agreement nor the other Loan Documents shall be construed to create an agency, trust or other fiduciary relationship between the Agent and any of the Lenders.

                  (c) As an independent contractor empowered by the Lenders to exercise certain rights and perform certain duties and responsibilities hereunder and under the other Loan Documents, the Agent is nevertheless a "representative" of the Lenders, as that term is defined in Article 1 of the Uniform Commercial Code, for purposes of actions for the benefit of the Lenders and the Agent with respect to all collateral security and guaranties contemplated by the Loan Documents. Such actions include the designation of the Agent as "secured party", "mortgagee" or the like on all financing statements and other documents and instruments, whether recorded or otherwise, relating to the attachment, perfection, priority or enforcement of any security interests, mortgages or deeds of trust in collateral security intended to secure the payment or performance of any of the Obligations, all for the benefit of the Lenders and the Agent.

                  16.2. Employees and Agents. The Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Credit Agreement and the other Loan Documents. The Agent may utilize the services of such Persons as the Agent in its sole discretion may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrowers.

                  16.3. No Liability. Neither the Agent nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Agent or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence.

                  16.4. No Representations. The Agent shall not be responsible for the execution or validity or enforceability of this Credit Agreement, the Notes, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Notes, or for the value of any such collateral security or for the validity, enforceability or collectibility of any such amounts owing with respect to the Notes, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Borrowers or any of their Subsidiaries, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any instrument at any time constituting, or intended to constitute, collateral security for the Notes or to inspect any of the properties, books or records of the Borrowers or any of its Subsidiaries. The Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by any of the Borrowers or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete. The Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Lenders, with respect to the credit worthiness or financial conditions of the Borrowers or any of their Subsidiaries. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Credit Agreement.

                  16.5.  Payments.

                           16.5.1. Payments to Agent. A payment by any of the Borrowers to the Agent hereunder or any of the other Loan Documents for the account of any Lender shall constitute a payment to such Lender. The Agent agrees promptly to distribute to each Lender such Lender's pro rata share of payments received by the Agent for the account of the Lenders except as otherwise expressly provided herein or in any of the other Loan Documents.

                           16.5.2. Distribution by Agent. If in the opinion of the Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

                           16.5.3. Delinquent Lenders. Notwithstanding anything to the contrary contained in this Credit Agreement or any of the other Loan Documents, any Lender that fails (i) to make available to the Agent its pro rata share of any Loan, or (ii) to comply with the provisions of section 15 with respect to making dispositions and arrangements with the other Lenders, where such Lender's share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Lenders, in each case as, when and to the full extent required by the provisions of this Credit Agreement, shall be deemed delinquent (a "Delinquent Lender") and shall be deemed a Delinquent Lender until such time as such delinquency is satisfied. A Delinquent Lender shall be deemed to have assigned any and all payments due to it from the Borrowers, whether on account of outstanding Loans, interest, fees or otherwise, to the remaining nondelinquent Lenders for application to, and reduction of, their respective pro rata shares of all outstanding Loans. The Delinquent Lender hereby authorizes the Agent to distribute such payments to the nondelinquent Lenders in proportion to their respective pro rata shares of all outstanding Loans. A Delinquent Lender shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans of the nondelinquent Lenders, the Lenders' respective pro rata shares of all outstanding Loans have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

                  16.6. Holders of Notes. The Agent may deem and treat the payee of any Note as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

                  16.7. Indemnity. The Lenders ratably agree hereby to indemnify and hold harmless the Agent from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Agent has not been reimbursed by the Borrowers as required by ss.17), and liabilities of every nature and character arising out of or related to this Credit Agreement, the Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or the Agent's actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Agent's willful misconduct or gross negligence.

                  16.8. Agent as Lender. In its individual capacity, BankBoston shall have the same obligations and the same rights, powers and privileges in respect to its Domestic Commitment, its UK Commitment and the Loans made by it, and as the holder of any of the Notes, as it would have were it not also the Agent.

                  16.9. Resignation of Agent. The Agent may resign at any time by giving sixty (60) days prior written notice thereof to the Lenders and ICT. Upon any such resignation, the Majority Lenders shall have the right to appoint a successor Agent. Unless a Default or Event of Default shall have occurred and be continuing, such successor Agent shall be reasonably acceptable to ICT. If no successor Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a financial institution having a rating of not less than A or its equivalent by Standard & Poor's Corporation. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation, the provisions of this Credit Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

         17. EXPENSES. The Borrowers jointly and severally agree to pay (i) the reasonable costs of producing and reproducing this Credit Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (ii) any taxes (including any interest and penalties in respect thereto) payable by the Agent or any of the Lenders (other than taxes based upon the Agent's or any Lender's net income) on or with respect to the transactions contemplated by this Credit Agreement (the Borrowers hereby agreeing to indemnify the Agent and each Lender with respect thereto), (iii) the reasonable fees, expenses and disbursements of the Agent's Special
Counsel, Co-Agent's counsel and any local counsel to the Agent incurred in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein, each closing hereunder, and amendments, modifications, approvals, consents or waivers hereto or hereunder,
(iv) the reasonable fees, expenses and disbursements of the Agent incurred by the Agent in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein, including all asset and/or collateral examiners' and commercial finance examiners' fees and all appraisal charges, (v) any reasonable fees, costs, expenses and bank charges, including bank charges for returned checks, incurred by the Agent or Summit in establishing, maintaining or handling agency accounts, lock box accounts and other accounts for the collection of any of the Collateral; (vi) all reasonable out-of-pocket expenses (including without limitation reasonable attorneys' fees and costs, which attorneys may be employees of any Lender or the Agent, and reasonable consulting, accounting, appraisal, investment banking and similar professional fees and charges) incurred by any Lender or the Agent in connection with (A) the enforcement of or preservation of rights under any of the Loan Documents against any of the Borrowers or their Subsidiaries or the administration thereof after the occurrence of a Default or Event of Default and (B) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to any Lender's or the Agent's relationship with any of the Borrowers or their Subsidiaries and (vii) all reasonable fees, expenses and disbursements of any Lender or the Agent incurred in connection with UCC searches, searches of registers of charges and commercial or companies registers, UCC filings or other filings on recordings of security documents evidencing the Agent's lien on the Collateral. The covenants of this section 17 shall survive payment or satisfaction of all other Obligations.

         18. INDEMNIFICATION. The Borrowers jointly and severally agree to indemnify and hold harmless the Agent and the Lenders from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Credit Agreement or any of the other Loan Documents or the transactions contemplated hereby including, without limitation, (i) any actual or proposed use by any of the Borrowers or their Subsidiaries of the proceeds of any of the Loans, (ii) the reversal or withdrawal of any provisional credits granted by the Agent or any Lender upon the transfer of funds from bank agency or lock box accounts or in connection with the provisional honoring of checks or other items, (iii) any actual or alleged infringement of any patent, copyright, trademark, service mark or similar right of any of the Borrowers or their Subsidiaries comprised in the Collateral, (iv) any of the Borrowers or their Subsidiaries entering into or performing this Credit Agreement or any of the other Loan Documents or (v) with respect to the Borrowers and their Subsidiaries and their respective properties and assets, the violation of any Environmental Law, the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release or threatened release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous
Substances (including, but not limited to, claims with respect to wrongful death, personal injury or damage to property), in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding; provided, however that the Borrowers shall have no obligation to the Agent or the applicable Lender, as the case may be, with respect to indemnified liabilities arising from the gross negligence or willful misconduct of the applicable indemnified party. In litigation, or the preparation therefor, the Lenders and the Agent shall be entitled to select their own counsel and, in addition to the foregoing indemnity, the Borrowers jointly and severally agree to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the Borrowers under this section 18 are unenforceable for any reason, the Borrowers hereby jointly and severally agree to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law.
The covenants contained in this section 18 shall survive payment or satisfaction in full of all other Obligations.

         19. SURVIVAL OF COVENANTS, ETC. All covenants, agreements, representations and warranties made herein, in the Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of any of the Borrowers or their Subsidiaries pursuant hereto shall be deemed to have been relied upon by the Lenders and the Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by any of the Lenders of any of the Loans, as herein contemplated, and shall continue in full force and effect so long as any amount due under this Credit Agreement or the Notes or any of the other Loan Documents remains outstanding or any Lender has any obligation to make any Loans, and for such further time as may be otherwise expressly specified in this Credit Agreement. All statements contained in any certificate or other paper delivered to any Lender or the Agent at any time by or on behalf of any of the Borrowers or any of its Subsidiaries pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by such Borrower or such Subsidiary hereunder.

         20.  ASSIGNMENT AND PARTICIPATION.

                  20.1. Conditions to Assignment. Except as provided herein, each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations as a Lender under this Credit Agreement (including all or a portion of its Domestic Commitment Percentage, Domestic Commitment, UK Commitment and the same portion of the Loans at the time owing to it, and the Notes held by it); provided that (i) the Agent and the Co-Agent shall have given its prior written consent to such assignment, (ii) so long as no Default or Event of Default is then continuing, ICT shall have given its prior written consent to such assignment, which consent shall not be unreasonably withheld, (iii) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender's rights and obligations as a Lender under this Credit Agreement, (iv) each assignment shall be in a minimum amount of $10,000,000 or a multiple of $1,000,000 in excess thereof, (v) in respect of an assignment by BankBoston, so long as no Default or Event of Default shall be continuing, BankBoston's Commitment Percentage (after giving effect to such assignment) shall not be less than 22%, (vi) so long as no Default or Event of Default is then continuing, such assignment shall not in and of itself increase the Borrowers' costs pursuant to sections 6.6 or 6.7 at the time of such assignment, and (vii) the parties to such assignment shall execute and deliver to the Agent an assignment and acceptance agreement satisfactory to the Agent, together with any Notes subject to such assignment. Upon such execution, delivery and acceptance, from and after the effective date specified in any such assignment, (i) the assignee thereunder shall be a party hereto and have the rights and obligations of a Lender hereunder, and (ii) the assigning Lender shall be released from its obligations under this Credit Agreement.

                  20.2. Certain Representations and Warranties; Limitations; Covenants. By executing and delivering an assignment and acceptance agreement, the parties to the assignment thereunder confirm to and agree with each other and the other parties hereto as follows:

                  (a) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Lender makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or the attachment, perfection or priority of any security interest or mortgage,

                  (b) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of ICT and its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by any of the Borrowers and their Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations of any of their obligations under this Credit Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto;

                  (c) such assignee confirms that it has received a copy of this Credit Agreement, together with copies of the most recent financial statements referred to in section 8.4 and section 9.4 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;

                  (d) such assignee will, independently and without reliance upon the assigning Lender, the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement;

                  (e) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Credit Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto;

                  (f) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Credit Agreement are required to be performed by it as a Lender; and

                  (g) such assignee represents and warrants that it is legally authorized to enter into such assignment and acceptance agreement.

                  20.3. Register. The Agent shall maintain a copy of each assignment and acceptance agreement delivered to it and a register or similar list (the "Register") for the recordation of (a) the names and addresses of the Lenders, and (b) Domestic Commitment Percentages of, and principal amounts of, the Revolving Credit Loans, UK Loans and the Tranches of Term Loans owing to, the Lenders from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrowers and the Lenders at any reasonable time and from time to time upon reasonable prior notice.

                  20.4. New Notes. Upon its receipt of an assignment and acceptance agreement executed by the parties to such assignment, together with each Note subject to such assignment, the Agent shall (i) record the information contained therein in the Register, and (ii) give prompt notice thereof to the Borrowers and the Lenders (other than the assigning Lender). Within five (5) Business Days after receipt of such notice, the Domestic Borrowers, at their own expense, shall execute and deliver to the Agent, in exchange for each surrendered Note, a new Note to the order of such assignee in an amount equal to the amount assumed by such assignee pursuant to such assignment and acceptance agreement and, if the assigning Lender has retained some portion of its obligations hereunder, a new Note or Notes to the order of the assigning Lender in an amount equal to the amount retained by it hereunder as a Lender. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such in assignment and acceptance agreement and shall otherwise be substantially the form of the assigned Notes. Upon the request of the recipient of new Notes or the Agent, within five (5) days of issuance of such new Notes pursuant to this section 20.4, the Domestic Borrowers shall deliver an opinion of counsel, which may be the general counsel of ICT addressed to the recipients of the new Notes and the Agent, relating to the due authorization, execution and delivery of such new Notes and the legality, validity and binding effect thereof, in form and substance satisfactory to the recipients of the new Notes, the Agent and the Agent's Special Counsel. The surrendered Notes shall be canceled and returned to ICT.

                  20.5. Participations. Each Lender may sell participations to one or more banks or other entities in all or a portion of such Lender's rights and obligations under this Credit Agreement and the other Loan Documents; provided that (i) each such participation shall be in an amount of not less than $5,000,000, (ii) any such sale or participation shall not affect the rights and duties of the selling Lender hereunder to the Borrowers and
(iii) the only voting rights granted to the participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of the Loan Documents shall be the rights to approve waivers, amendments or modifications that would require unanimous consent of the Lenders or of the Domestic Lenders or of the UK Lender, as the case may be, pursuant to the terms of this Credit Agreement and the other Loan Documents.

                  20.6. Disclosure. The Borrowers agree that in addition to disclosures made in accordance with standard and customary banking practices any Lender may disclose information obtained by such Lender pursuant to this Credit Agreement to assignees or participants and potential assignees or participants hereunder; provided that such assignees or participants or potential assignees or participants shall agree (i) to treat in confidence such information unless such information otherwise becomes public knowledge,
(ii) not to disclose such information to a third party, except as required by law or legal process and (iii) not to make use of such information for purposes of transactions unrelated to such contemplated assignment or participation.

                  20.7. Assignee or Participant Affiliated with any Borrower. If any assignee Lender is an Affiliate of any Borrower, then any such assignee Lender shall have no right to vote as a Lender hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or other modifications to any of the Loan Documents or for purposes of making requests to the Agent pursuant to section
14.1 or section 14.2, and the determination of the Majority Lenders, the Majority Domestic Lenders or the UK Lender, as the case may be, shall for all purposes of this Credit Agreement and the other Loan Documents be made without regard to such assignee Lender's interest in any of the Loans. If any Lender sells a participating interest in any of the Loans to a participant, and such participant is a Borrower or an Affiliate of any Borrower, then such transferor Lender shall promptly notify the Agent of the sale of such participation. A transferor Lender shall have no right to vote as a Lender hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or modifications to any of the Loan Documents or for purposes of making requests to the Agent pursuant to section 14.1 or section 14.2 to the extent that such participation is beneficially owned by a Borrower or any Affiliate of any Borrower, and the determination of the Majority Lenders, the Majority Domestic Lenders or the UK Lender, as the case may be, shall for all purposes of this Credit Agreement and the other Loan Documents be made without regard to the interest of such transferor Lender in the Loans to the extent of such participation.

                  20.8. Miscellaneous Assignment Provisions. Any assigning Lender shall retain its rights to be indemnified pursuant to section 17 with respect to any claims or actions arising prior to the date of such assignment. If any assignee Lender is not incorporated under the laws of the United States of America or any state thereof, it shall, prior to the date on which any interest or fees are payable hereunder or under any of the other Loan Documents for its account, deliver to ICT and the Agent certification as to its exemption from deduction or withholding of any United States federal income taxes. If the Reference Bank transfers all of its interest, rights and obligations under this Credit Agreement, the Agent shall, in consultation with ICT and with the consent of ICT (so long as no Default or Event of Default shall then be continuing) and the Majority Lenders, appoint another Domestic Lender to act as the Reference Bank hereunder, and in the absence of such consent shall act as Reference Bank. Anything contained in this section 20 to the contrary notwithstanding, any Lender may at any time pledge all or any portion of its interest and rights under this Credit Agreement (including all or any portion of its Notes) to any of the twelve Federal Reserve Banks organized under section 4 of the Federal Reserve Act, 12 U.S.C. section 341. No such pledge or the enforcement thereof shall release the pledgor Lender from its obligations hereunder or under any of the other Loan Documents.

                  20.9. Assignment by the Borrowers. None of the Borrowers shall assign or transfer any of its rights or obligations under any of the Loan Documents without the prior written consent of each of the Lenders.

         21. NOTICES, ETC. Except as otherwise expressly provided in this Credit Agreement, all notices and other communications made or required to be given pursuant to this Credit Agreement or the Notes shall be in writing and shall be delivered in hand, mailed by United States registered or certified first class mail or, if either the Person giving the notice or the Person being notified is outside the United States, by registered or recorded-delivery air mail, in each case postage prepaid, sent by overnight courier, or sent by telegraph, telecopy, facsimile or telex and confirmed by delivery via courier or postal service, addressed as follows:

                  (a) if to any of the Borrowers or ICT/Canada, at ICT Group, Inc., 800 Town Center Drive, Langhorne, Pennsylvania 19047-1748, U.S.A., Attention: Carl E. Smith, Chief Financial Officer, or at such other address for notice as ICT shall last have furnished in writing to the Person giving the notice;

                  (b) if to the Agent, at 100 Pearl Street, Hartford, Connecticut 06103, USA, Attention: Kevin E. Flaherty, Senior Vice President, or such other address for notice as the Agent shall last have furnished in writing to the Person giving the notice; and

                  (c) if to any Lender, at such Lender's address set forth on
         Schedule 1 hereto, or such other address for notice as such Lender shall have last furnished in writing to the Person giving the notice;

         Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand, overnight courier or facsimile to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer or the sending of such facsimile, (ii) if sent by registered or certified first-class mail, postage prepaid, on the third Business Day following the mailing thereof, and (iii) if sent by registered or recorded-delivery air mail, on the fifth Business Day following the mailing thereof.

         22.  GOVERNING LAW.

         THIS CREDIT AGREEMENT AND, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, EACH OF THE OTHER LOAN DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE STATE OF CONNECTICUT AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE
WITH AND GOVERNED BY THE LAWS OF SAID STATE OF CONNECTICUT (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWERS AND THE SUBSIDIARY GUARANTORS AGREE THAT ANY SUIT FOR THE ENFORCEMENT OF THIS CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF CONNECTICUT OR ANY FEDERAL COURT SITTING THEREIN AND EACH OF THE BORROWERS AND THE SUBSIDIARY GUARANTORS CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON IT BY MAIL AT
THE ADDRESS SPECIFIED IN SECTION 21. IN ADDITION, ANY SUIT OR OTHER REMEDY UNDER THE SECURITY DOCUMENTS MAY BE BROUGHT IN THE JURISDICTION IN WHICH THE RESPECTIVE COLLATERAL IS LOCATED. EUROTEL HEREBY EXPRESSLY APPOINTS ICT AT THE ADDRESS SPECIFIED IN SECTION 21 AS ITS AGENT FOR SERVICE OF PROCESS. EACH OF THE BORROWERS AND THE SUBSIDIARY GUARANTORS HEREBY WAIVES ANY OBJECTION THAT IT
MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT. THE BORROWERS AND THE SUBSIDIARY GUARANTORS ARE SUBJECT TO CIVIL AND COMMERCIAL LAW WITH RESPECT TO THEIR OBLIGATIONS UNDER THIS AGREEMENT, AND THE EXECUTION, DELIVERY AND PERFORMANCE BY THE BORROWERS AND THE SUBSIDIARY GUARANTORS OF THIS AGREEMENT CONSTITUTE AND WILL CONSTITUTE PRIVATE AND COMMERCIAL ACTS RATHER THAN PUBLIC
OR GOVERNMENTAL ACTS. THE BORROWERS AND THE SUBSIDIARY GUARANTORS HAVE VALIDLY GIVEN THEIR CONSENT TO BE SUED IN

RESPECT OF THEIR OBLIGATIONS UNDER THIS AGREEMENT. THE BORROWERS AND THE SUBSIDIARY GUARANTORS HAVE WAIVED EVERY IMMUNITY (SOVEREIGN OR OTHERWISE) TO WHICH THEY OR ANY OF THEIR PROPERTIES WOULD OTHERWISE BE ENTITLED FROM ANY LEGAL ACTION, SUIT OR PROCEEDING, FROM JURISDICTION OF ANY COURT OR FROM SETOFF OR ANY LEGAL PROCESS (WHETHER SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OF JUDGMENT, EXECUTION OF JUDGMENT OR OTHERWISE) UNDER THE LAWS OF THE RESPECTIVE JURISDICTIONS OF THEIR INCORPORATION IN RESPECT OF THEIR OBLIGATIONS UNDER THIS AGREEMENT. THE WAIVER BY THE BORROWERS AND THE SUBSIDIARY GUARANTORS DESCRIBED IN THE IMMEDIATELY PROCEEDING SENTENCE IS LEGAL, VALID AND BINDING ON THE BORROWERS AND THE SUBSIDIARY GUARANTORS.



         23. HEADINGS. The captions in this Credit Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

         24. COUNTERPARTS. This Credit Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Credit Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

         25. ENTIRE AGREEMENT, ETC. The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Credit Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in section 27.

         26. WAIVER OF JURY TRIAL. Each of the Borrowers and each of the Subsidiary Guarantors hereby waives its right to a jury trial with respect to any action or claim arising out of any dispute in connection with this Credit Agreement, the Notes or any of the other Loan Documents, any rights or obligations hereunder or thereunder or the performance of which rights and obligations. Except as prohibited by law, each of the Borrowers and each of the Subsidiary Guarantors hereby waives any right it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. Each of the Borrowers and each of the Subsidiary Guarantors (i) certifies that no representative, agent or attorney of any Lender or the Agent has represented, expressly or otherwise, that such Lender or the Agent would not, in the event of litigation, seek to enforce the foregoing waivers and (ii) acknowledges that each of the Agent and the Lenders has been induced to enter into this Credit Agreement, the other Loan Documents to which it is a party by, among other things, the waivers and certifications contained herein.

         27.  CONSENTS, AMENDMENTS, WAIVERS, ETC.

                  27.1.  Voting Procedures.

                  (a) Except as set forth in clauses (b)-(g) below, any term, covenant, agreement or condition of this Agreement or any of the Loan Documents may be amended or waived and any departure therefrom may be consented to by the Majority Lenders if, but only if, such amendment, waiver or consent is in writing signed by the Majority Lenders and, in the case of an amendment (other than an amendment described in section 27.2), by the Borrowers and, in any such event, the failure to observe, perform or discharge any such term, covenant, agreement or condition (whether such amendment is executed or such waiver or consent is given before or after such failure) shall not be construed as a breach of such term, covenant, agreement or condition or as a Default or an Event of Default. Unless otherwise specified in such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given. Anything herein to the contrary notwithstanding, the Majority Lenders shall have the right to waive any Default or Event of Default and the consequences hereunder of such Default or Event of Default and shall have the right to enter into an agreement with the Borrowers providing for the forbearance from the exercise of any remedies provided hereunder or under the other Loan Documents without waiving any Default or Event of Default. The making of Loans hereunder by the Lenders during the existence of a Default or Event of Default shall not be deemed to constitute a waiver of such Default or Event of Default.

                  (b) Except as otherwise set forth in this Agreement, without the prior unanimous written consent of the Lenders, no amendment, consent or waiver shall (i) affect the amount or extend the time of the obligation of the Lenders to make Loans, to convert Revolving Credit Loans to Term Loans or extend the originally scheduled time or times of payment of the principal of any such Loan, or (ii) alter the time or times of payment of interest on any such Loan or the amount of the principal thereof or the rate of interest thereon or the amount of any fee payable hereunder, or (iii) permit any subordination of the principal or interest on any such Loan, or (iv) amend sections 27.1 (b), (c), (d), (e) or (f), or (v) alter the apportionment of any repayments or prepayment of any Loans to which the Lenders are entitled.

                  (c) Except as otherwise set forth in this Agreement, without the prior unanimous written consent of the Lenders, no amendment, consent or waiver shall affect the amount or extend the time of the obligation of the UK Lender to make UK Loans or extend the originally scheduled time or times of payment of the principal of any such Loan or alter the time or times of payment of interest on any such Loan or the amount of the principal thereof or the rate of interest thereon or permit any subordination of the principal or interest on any such Loan or alter the apportionment of any repayments or prepayment of any such Loans to which the UK Lender is entitled.

                  (d) Except as otherwise set forth in this Agreement, (i) without the prior written consent of the UK Lender, no amendment, consent or waiver shall affect the rights or duties of the UK Lender, including without limitation the amount of any fronting fees payable hereunder and (ii) without the prior written consent of the Agent, no amendment, consent or waiver shall affect the right or duties of the Agent, including without limitation the amount of any Agent's fees payable hereunder or the provisions of section 16.

                  (e) No material portion of the Collateral shall be released by the Agent, other than as specifically permitted by this Agreement or in the other Loan Documents, without the prior unanimous written consent of the Lenders.

                  (f) The definition of Majority Domestic Lenders may not be amended without the written consent of all of the Domestic Lenders; and the definition of Majority Lenders may not be amended without the written consent of all of the Lenders.

                  27.2. Borrowers' Consent Not Required for Certain Amendments. Notwithstanding any provision of this Agreement or the other Loan Documents to the contrary, no consent, written or otherwise, of the Borrowers shall be necessary or required in connection with any amendment to section 16 and any amendment to such provisions shall be effected solely by and among the Agent and the Lenders, provided that no such amendment shall impose any additional obligation on the Borrowers.

                  27.3. Course of Dealing. No course of dealing or delay or omission on the part of the Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon any of the Borrowers shall entitle any of the Borrowers to other or further notice or demand in similar or other circumstances.

         28. SEVERABILITY. The provisions of this Credit Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Credit Agreement in any jurisdiction.

         29.  ICT AS AGENT FOR BORROWERS.

                  (a) Each Borrower hereby unconditionally and irrevocably agrees that ICT shall have the right to take any and all actions required to be taken on behalf of such Borrower under the Credit Agreement and such Borrower hereby irrevocably makes, constitutes and appoints ICT (and any of ICT's officers, employees or agents, as designated by ICT) as its true and lawful attorney and power to execute such documents, instruments and certificates and to take any and all actions required to be taken on behalf of such Borrower under this Credit Agreement and the other Loan Documents. Such power, being coupled with an interest, is irrevocable until all of the Loans together with all other

         Obligations have been fully paid and performed, and the Commitments have terminated, all in accordance with the Credit Agreement and other Loan Documents.

                  (b) Without limiting the generality of the foregoing
         section 29(a), each Borrower hereby agrees that on behalf of such Borrower, ICT shall:

                           (i) Deliver requests for Loans to the Agent and the
                  UK Lender and borrow amounts requested thereunder;

                           (ii) Deliver certificates required to be delivered
                  on behalf of the Borrowers to the Agent and the Lenders (including without limitation financial certificates, compliance certificates, and such other certificates, information and notices required to be delivered to the Lender under this Credit Agreement) and otherwise provide information on behalf of the Borrowers;

                           (iii) Receive notices and communications from the
                  Agent and the Lenders (it being agreed that notice to ICT shall be deemed to be notice to its Subsidiaries in all cases); and

                           (iv) Take such other actions as any Borrower may
                  request on behalf of such Borrower under this Credit
                  Agreement.

                  (c) Although ICT is authorized and directed to take the foregoing actions on behalf of each Borrower, notwithstanding the foregoing, nothing contained herein shall in any way release any Borrower from the performance of its obligations under this Credit Agreement or under any other Loan Document, it being acknowledged and agreed that the actions authorized to be taken by ICT hereunder are solely for the purpose of administrative ease. Without limiting the foregoing, nothing herein shall vitiate or be held contrary to any Borrower's representations, express or implied, in any Loan Document relating to it being solvent or to its net worth.

                  (d) The Agent and the Lenders shall be entitled to rely exclusively (but are not required to rely exclusively) on ICT's authority to act in each instance without inquiry or investigation and each of ICT and the Borrowers hereby agree to indemnify and hold harmless the Agent and the Lenders for any losses, costs, delays, errors, claims, penalties or charges arising from or out of ICT's actions pursuant to this section 29.




         [THE REMAINDER OF THIS PAGE HAS BEEN LEFT BLANK INTENTIONALLY]

         IN WITNESS WHEREOF, the undersigned have duly executed this Credit Agreement as of the date first set forth above.

                    ICT GROUP, INC.



                    By: ___________________________________________________
                        Name:
                        Title:



                    EUROTEL MARKETING LIMITED



                    By: ___________________________________________________
                        Name:
                        Title:



                     YARDLEY ENTERPRISES, INC.


                     By: ___________________________________________________
                         Name:
                         Title:




                     HARVEST RESOURCES, INC.


                     By: ___________________________________________________
                         Name:
                         Title:



                     ICT/CANADA MARKETING, INC.


                     By: ___________________________________________________
                         Name:
                         Title:

                     BANKBOSTON, N.A.,
                     individually and as Administrative Agent



                     By: ___________________________________________________
                         Name:
                         Title:



                     SUMMIT BANK,
                     individually and as Co-Agent



                     By: ___________________________________________________
                         Name:
                         Title: